Exhibit 10.10

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is dated as of December 31, 2020 (the “Effective Date”), by and between PROMETHEUS LABORATORIES INC., a California corporation (“Sublandlord”), and PROMETHEUS BIOSCIENCES, INC., a Delaware corporation (previously known as Precision IBD, Inc.), (“Subtenant”).

RECITALS

A.    Sublandlord currently leases certain premises from The Irvine Company LLC, a Delaware limited liability company (the “Master Landlord” or “Landlord”), pursuant to the terms and conditions of that certain Lease (Single Tenant; Net), dated as of June 22, 2005 (“Base Lease”), as amended by that certain First Amendment, dated as of January 25, 2010 (“First Amendment”), that certain Second Amendment, dated as of October 5, 2011 (“Second Amendment”), that certain Third Amendment, dated as of January 19, 2012 (“Third Amendment”), and that certain Fourth Amendment, dated as of May 9, 2016 (the “Fourth Amendment” and together with the Base Lease, First Amendment, Second Amendment, and Third Amendment, collectively, the “Master Lease”). Pursuant to the Master Lease, Sublandlord currently leases from Master Landlord those certain premises consisting of approximately 110,041 rentable square feet consisting of the first floor and mezzanine level of that certain building located at 9410 Carroll Park Drive, San Diego, California (the “Premises”), as more particularly described in the Master Lease. Sublandlord represents that a true, correct and complete copy of the Master Lease is attached hereto as Exhibit A which may be redacted as to non-material financial terms. All terms capitalized but undefined herein shall have the meanings ascribed to them in the Master Lease.

B.    The Term of the Master Lease with respect to the Premises is scheduled to expire by its terms on December 31, 2022.

C.    Sublandlord desires to sublease a portion of the Premises to Subtenant and Subtenant desires to sublease a portion of the Premises from Sublandlord pursuant to the terms and conditions of this Sublease.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.    Sublease Premises. Sublandlord hereby subleases to Subtenant a portion of the Premises (“Subleased Premises”), as mutually agreed upon by Sublandlord and Subtenant and Subtenant hereby subleases the Subleased Premises from Sublandlord, pursuant to the terms and conditions of this Sublease. Subtenant shall accept the Subleased Premises in the condition and state of repair on the “Sublease Commencement Date” (defined below) it its “AS IS” and “WHERE IS” condition. Except as otherwise provided in this Sublease, Subtenant expressly acknowledges and agrees Sublandlord shall not have any obligation to perform any work to prepare the Subleased Premises for Subtenant’s use and occupancy. Within ten (10) days after the full execution of this Sublease by Sublandlord and Subtenant and Master Landlord’s execution and delivery of the acceptable form of Master Landlord consent to this Sublease, Sublandlord shall deliver possession of the Subleased Premises to Subtenant in accordance with this Sublease unless delayed as a result of any cause beyond the reasonable control of Sublandlord.

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2.    Term. The term of this Sublease (the “Sublease Term”) shall commence on the date that is the later of: (i) the Effective Date, and, (ii) the date on which Sublandlord obtains the consent of Master Landlord to this Sublease, in form and substance reasonably satisfactory to Sublandlord and Subtenant (the “Sublease Commencement Date”) and shall expire on December 31, 2021 (“Sublease Expiration Date”), unless earlier terminated pursuant to the terms of this Sublease. Subtenant shall have a right to extend the Sublease Term for an additional one (1) year renewal term (“Sublease Renewal Term”) exercisable by Subtenant in writing delivered to Sublandlord at least ninety (90) days prior to the Sublease Expiration Date. All terms and conditions set forth in this Sublease shall apply during the Sublease Renewal Term, if exercised by Subtenant.

3.    Use. Subtenant shall use the Subleased Premises in compliance with the Master Lease, and solely for conducting Subtenant’s business, which includes general office, manufacturing, laboratory and warehouse uses.

4.    Rent. Sublandlord shall be responsible for the timely payment of Basic Rent and Operating Expenses under the Master Lease and otherwise complying with the obligations of Sublandlord under the Master Lease before and during the Sublease Term. Subtenant shall pay to Sublandlord the following as Sublease rent hereunder:

4.1    Sublease Term Rent; Rent Commencement Date. Beginning on the Sublease Rent Commencement Date, and continuing during the Sublease Term, Subtenant shall pay to Sublandlord, as sublease rent (“Monthly Rent”) and in lieu of the Basic Rent set forth in the Master Lease, in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Sublease Term from the Sublease Rent Commencement Date through the Sublease Expiration Date, the amount of $80,000, which includes Subtenant’s Share of Operating Expenses (as defined in the Master Lease) required under the Master Lease with respect to the Subleased Premises in and for the Sublease Term, excluding any late fees, damages or penalties arising from Sublandlord’s breach of the Master Lease (other than those, if any, resulting from Subtenant’s failure to comply with this Sublease), and except as otherwise provided in this Sublease. As used herein, (a) “Subtenant’s Share” means 36%, and (b) “Rent Commencement Date” shall mean the Effective Date. On each anniversary of the Sublease Commencement Date, Monthly Rent shall increase by three percent (3%) throughout the Term.

4.2    Other Charges. In addition, Subtenant shall pay Sublandlord any charges, actually incurred for services requested by Subtenant that Sublandlord is liable to Landlord for which relate to services that Landlord is not obligated to provide at no additional cost under the Master Lease, such as freight elevator charges for Subtenant moving in (“Other Charges”). Such Other Charges, if not paid directly to the Landlord by Subtenant, shall be paid to Sublandlord for remittance to Landlord within seven (7) days of being billed to Subtenant by Sublandlord.

4.3    “Sublease Rent” Defined. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease are deemed to be rent (“Sublease Rent”). Sublease

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Rent shall be payable in lawful money of the United States to Sublandlord. Sublease Rent payable for any partial month during the Term shall be prorated on a daily basis based on the actual number of days in such month.

5.    Master Lease.

5.1    Sublease Subordinate to Master Lease; Subtenant’s Covenants. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease. Subtenant agrees as follows: except as otherwise provided in this Sublease, all references in such incorporated provision to the word “Tenant” shall be deemed to refer to Subtenant, all references to the word “Premises” shall be deemed to refer to the Subleased Premises, all references to the term “Lease” shall be deemed to refer to this Sublease, all references to the word “Term” shall be deemed to refer to the Sublease Term, all references to the term “Landlord” shall be deemed to refer to the Sublandlord, and all references to the term “indemnitees” shall be deemed to include reference to the Sublandlord, each unless expressly stated, or the context would imply, otherwise):

(a)    Basic Lease Provisions. The provisions of the Master Lease are hereby incorporated herein by reference, except for Article 1, Section 2.2 (other than the first two sentences which shall apply to this Sublease), Sections 3.2, 3.3, 5.2, 7.6, 7.7, Schedule A to the Master Lease, the First Amendment, the Second Amendment, Sections III, IV, VI, and VII(A),(D), (E), (F), and (H) of the Third Amendment, and the Fourth Amendment.

(b)    Alterations. Subtenant shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of (i) Master Landlord, which consent may be granted or withheld as set forth in the Master Lease, and (ii) Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, as to any other alterations, additions or improvements desired to be undertaken by Subtenant, (A) Subtenant shall provide all documentation and information required under the Master Lease with respect to such proposed alterations, additions or improvements and Sublandlord shall promptly submit such documentation and information to Master Landlord for its consent to such alterations, additions or improvements, and (B) upon receipt of all such documentation and information in compliance with the Master Lease, Sublandlord shall respond to Subtenant’s requests for Sublandlord’s consent to such alterations, additions or improvements within seven (7) days of receipt of such documentation and information.

(c)    Insurance. Subtenant shall obtain the insurance coverages required by the Master Lease, which are incorporated herein by this reference, except that Sublandlord shall not be required to obtain the insurance designated for Landlord in this Section but it shall continue the coverages required of Tenant. Each policy of liability insurance shall name Sublandlord and Master Landlord as an additional insured and the waiver of subrogation requirements of property policies shall operate between Sublandlord and Subtenant, in the same manner as between Master Landlord and Sublandlord.

(d)    Assignment and Subletting. Subtenant shall not assign or sub-sublet the Subleased Premises without the prior written consent of (i) Master Landlord, which may be granted or withheld as set forth in Article IX of the Master Lease, and (ii) Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

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(e)    Consents. Any consent or approval by requested from Sublandlord in accordance with this Sublease shall be deemed reasonably withheld if Master Landlord withholds its consent or approval.

Except as set forth above, the provisions of the Master Lease are hereby incorporated into this Sublease except as otherwise provided in this Sublease. Neither party shall take any action or do or permit to be done anything (i) in violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such obligations); or (ii) which could result in any additional cost or other liability to Sublandlord unless Subtenant assumes and pays such cost or liability.

5.2    Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease in its capacity as the lessor of the Building. Moreover, during the Term of this Sublease, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord’s breach of its covenants and obligations under the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, or (iv) to take any action with respect to the operation, administration or control of the Property or any of the Common Areas that the Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant, Sublandlord shall be obligated to use best efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled to Subtenant’s reasonable satisfaction; provided, further however: Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease unless Subtenant cannot do so in its own name, in which event Sublandlord shall do so at Subtenant’s expense. If the breach or default of Master Landlord under the Master Lease has not been resolved after the expiration of thirty (30) days, then provided that Subtenant is not in default under this Sublease, upon the request of Subtenant, Sublandlord shall assign to Subtenant its right to institute legal action against Master Landlord (a “Subtenant Action”), provided that Subtenant shall indemnify, protect, defend and hold Sublandlord harmless from any and all liabilities, claims, demands, losses, damages, costs and expenses (including reasonable attorneys’ fees and litigation and court costs) arising out of, or relating to, the Subtenant Action. The foregoing notwithstanding, if any breach of the Master Lease shall entitle Sublandlord to assert claims for an abatement of rent for constructive eviction or otherwise, then such abatement shall accrue in favor of Subtenant. If Sublandlord shall be entitled to an abatement rent or other claims arising from fire or other casualty, then Subtenant shall have the same claims.

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6.    Indemnity by Subtenant. The indemnification provisions of the Lease shall apply to this Sublease as if Sublandlord was the Landlord and Subtenant was the Tenant described in the Lease.

7.    Sublandlord’s Covenants. Sublandlord covenants to do the following:

7.1    Sublandlord shall not (1) surrender or terminate the Master Lease prior to its scheduled expiration date without the consent of Subtenant, or (2) amend or modify the Master Lease, the result of which would materially and adversely affect Subtenant’s rights or obligations under this Sublease or the Subleased Premises;

7.2    Sublandlord shall comply with all the terms and provisions of the Master Lease, except to the extent Subtenant has assumed the same, and

7.3    Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Master Landlord which would have any material effect upon the Subleased Premises or this Sublease.

8.    Sublandlord’s Right to Cure Subtenant Default/Subtenant’s Right to Cure Sublandlord Default. Upon a default by Subtenant under this Sublease (after lapse of any applicable notice and cure periods), Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent. In the event of Sublandlord’s failure to pay rent under the Master Lease by the date due, Subtenant shall have the right, (but not the obligation, unless so required by the Master Landlord) on written notice, to provide such payments to Master Landlord unless Sublandlord, at its sole election, (a) provides Subtenant with reasonable assurances that such failure will not cause Sublandlord to be in default under the Master Lease, or (b) establishes an escrow account to hold such unpaid rent pending resolution of such failure by Sublandlord and Master Landlord. In the event that Subtenant provides such payment hereunder, Sublandlord shall reimburse Subtenant for such payments on demand.

9.    Brokers. Neither Sublandlord nor Subtenant has been represented by a broker in connection with this Sublease. Each party shall indemnify, defend and hold the other party harmless on demand from and against any liability of the other party for claims of any broker based upon breach by the indemnifying party of its representations contained in this paragraph.

10.    Entire Agreement/Modification. This Sublease, including the Exhibits, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

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11.    Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant.

12.    Representations. Sublandlord represents to Subtenant that to Sublandlord’s actual knowledge:

(a)    the copy of the Master Lease delivered by Sublandlord Subtenant is a complete and accurate copy of the Master Lease, which is in effect and has not otherwise been amended and there are no other agreements between Master Landlord and Sublandlord relating to the leasing, use, and occupancy of the Subleased Premises; and

(b)    that the Subleased Premises has not been sublet or licensed to any third party, in whole or in part, and the Master Lease has not been assigned; and

(c)    that no circumstance exists and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a breach or default of either party to the Master Lease; and

(d)    Sublandlord is not the debtor, defendant or respondent in any pending receivership, insolvency, bankruptcy, foreclosure, lease termination or other creditors’ action or proceeding.

13.    FAILURE TO OBTAIN LANDLORD CONSENT. This lease shall constitute a valid and binding obligation of the parties on and after the date that it has been signed and delivered by them despite the fact that the Sublease Term and Subtenant’s rights to possession will not have commenced. Within five (5) days after Subtenant has signed and delivered this Sublease, Sublandlord shall submit a fully executed original of this Sublease to the Landlord for Landlord’s consent in accordance with the Master Lease and send a duplicate original of this Sublease fully executed to Subtenant with a copy of the notice to Landlord requesting consent. The parties shall cooperate reasonably in connection with the application for Landlord’s consent and furnish such available documents and information as Landlord may reasonably require for such purpose. If Landlord’s written consent to this Sublease is not issued in form and substance reasonably satisfactory to both Sublandlord and Subtenant within thirty (30) days after the date on which Subtenant has signed and delivered this Sublease to Sublandlord, then Subtenant or Sublandlord may elect to cancel this Sublease by giving notice of such cancellation after the end of such thirty (30) day period and prior to the Landlord’s execution and delivery of the Landlord’s consent in form and substance reasonably satisfactory to Sublandlord and to Subtenant. If Subtenant or Sublandlord shall give its cancellation notice within the time (of the essence) and under the circumstances described in the previous sentence, this Sublease shall be cancelled, any advance rent and security previously paid shall be refunded, and neither party shall have any other or further claims arising under this Sublease.

[signature page follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Effective Date.

SUBLANDLORD:	SUBTENANT:

PROMETHEUS LABORATORIES INC., a California corporation	PROMETHEUS BIOSCIENCES INC., a Delaware corporation

By:	/s/ Mike Walther	By:	/s/ Mark C. McKenna

Name:	Mike Walther	Name:	Mark C. McKenna
Title:	President, Chief Financial Officer and Secretary	Title:	Chief Executive Officer

[Signature Page to Sublease]

EXHIBIT A

MASTER LEASE

[To Be Attached]

Exhibit A

LEASE

(Single Tenant; Net)

BETWEEN

THE IRVINE COMPANY

AND

PROMETHEUS LABORATORIES INC.

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ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS		21
SECTION 13.1.	SUBORDINATION	21
SECTION 13.2.	ESTOPPEL CERTIFICATE	22
SECTION 13.3.	FINANCIALS	22

ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES		22
SECTION 14.1.	TENANT’S DEFAULTS	22

EXHIBITS
Exhibit A	Description of Premises
Schedule A	Landlord’s Work
Exhibit B	Environmental Questionnaire
Exhibit C	[Intentionally Deleted]
Exhibit D	Insurance Requirements
Exhibit E	Rules and Regulations
Exhibit F	Location of Generators/Trash Enclosures
Exhibit G	Signage Criteria
Exhibit H	Requirements for Contractors
Exhibit I	Standard Improvements
Exhibit J	Howard’s Rug Proposal Dated June 1, 2005
Exhibit X	Work Letter
Exhibit X-1	Preliminary Plan
Exhibit X-2	Approved Subcontractors
Exhibit Y	Project Site Plan

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LEASE

(Single Tenant; Net)

THIS LEASE is made as of the 22nd day of June, 2005, by and between THE IRVINE COMPANY, a Delaware corporation hereafter called “Landlord,” and PROMETHEUS LABORATORIES INC., a California corporation, hereinafter called “Tenant.”

ARTICLE I. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Premises: The Premises are more particularly described in Section 2.1.

Address of Building: 9410 Carroll Park Drive, San Diego, CA

2.	Project Description: Canyon Ridge Technology Park (as more particularly described on Exhibit Y attached hereto)

3.	Use of Premises: General office, research and development and all permitted uses under the project zoning: IL-2-1.

4.	Commencement Date: January 1, 2006 (subject to “Landlord Delays” as defined in Section 3.1 of this Lease)

5.	Expiration Date: December 31, 2012

6.	Basic Rent: Commencing on the Commencement Date, the Basic Rent shall be Ninety Four Thousand Eighty-Nine Dollars ($94,089.00) per month, based on $0.95 per rentable square foot.

Basic Rent is subject to adjustment as follows:

Commencing January 1, 2007, the Basic Rent shall be Ninety Seven Thousand Sixty Dollars ($97,060.00) per month, based on $0.98 per rentable square foot.

Commencing January 1, 2008, the Basic Rent shall be One Hundred Thousand Thirty One Dollars ($100,031.00) per month, based on $1.01 per rentable square foot.

Commencing January 1, 2009, the Basic Rent shall be One Hundred Three Thousand Three Dollars ($103,003.00) per month, based on $1.04 per rentable square foot.

Commencing January 1, 2010, the Basic Rent shall be One Hundred Five Thousand Nine Hundred Seventy-Four Dollars ($105,974.00) per month, based on $1.07 per rentable square foot.

Commencing January 1, 2011, the Basic Rent shall be One Hundred Eight Thousand Nine Hundred Forty- Five Dollars ($108,945.00) per month, based on $1.10 per rentable square foot.

Commencing January 1, 2012, the Basic Rent shall be One Hundred Eleven Thousand Nine Hundred Sixteen Dollars ($111,916.00) per month, based on $1.13 per rentable square foot.

7.	Guarantor(s): None

8.	Floor Area: Approximately 99,041 rentable square feet

9.	Security Deposit: $280,867.00 (subject to reduction as set forth in Section 4.3)

10.	Broker(s): Cushman & Wakefield/CREA/Grubb & Ellis/BRE

11.	Additional Insureds: None

12.	Address for Payments and Notices:

LANDLORD	TENANT

THE IRVINE COMPANY	Prior to the Commencement Date:
dba Office Properties 8105 Irvine Center Drive, Suite 300	PROMETHEUS LABORATORIES INC.
Irvine, CA 92618	5739 Pacific Center Blvd.
Attn: Vice President, Operations, Technology Portfolio	San Diego, CA 92121
Attn: Legal Department

with a copy of notices to:

THE IRVINE COMPANY	Following the Commencement Date:
dba Office Properties 8105 Irvine Center Drive, Suite 300	PROMETHEUS LABORATORIES INC.
Irvine, CA 92618	9410 Carroll Park Drive
Attn: Senior Vice President, Operations	San Diego, CA 92121
Office Properties	Attn: Legal Department

13.	Tenant’s Liability Insurance Requirement (as defined in Exhibit D): $2,000,000.00

I4.	Vehicle Parking Spaces: Two Hundred Seventy-Eight (278)

ARTICLE II. PREMISES

SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the “Premises”), containing approximately the rentable square footage set forth as the “Floor Area” in Item 8 of the Basic Lease Provisions. The Premises consist of all of the Floor Area within the building identified in Item 1 of the Basic Lease Provisions. The Premises together with such building, the underlying real property and all improvements outside of such building located on such real property (including, without limitation, the structure housing the boiler room, chiller room and cooling tower (the “Utility Building”)), are collectively called the “Building.” The Building is a portion of the project identified in Item 2 of the Basic Lease Provisions and shown in Exhibit Y (the “Project”). Landlord makes no representation that the Project will not be changed from the Project as shown on Exhibit Y; provided, however, that in the event of such change Tenant’s obligation with respect to Operating Expenses shall be reasonably adjusted to take into account such change. All references to “Floor Area” in this Lease shall mean the rentable square footage set forth in Item 8 of the Basic Lease Provisions. The rentable square footage set forth in Item 8 may include or have been adjusted by various factors, including, without limitation, a load factor for any vertical penetrations, stairwells or similar features or areas of the Building. Tenant agrees that the Floor Area set forth in Item 8 shall be binding on Landlord and Tenant for purposes of this Lease regardless of whether any future or differing measurements of the Premises or the Building are consistent or inconsistent with the Floor Area set forth in Item 8.

SECTION 2.2. ACCEPTANCE OF PREMISES. Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project. No representation or warranty is made concerning the suitability or fitness of the Premises, the Building or the Project for any purpose, including without limitation any representations or warranties regarding the compliance of Tenant’s use of the Premises with the applicable zoning or regarding any other land use matters, and Tenant shall be solely responsible as to such matters. Further, neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building or the Project, (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions, or (iii) any construction of portions of the Project not yet completed. Except as expressly provided in this Lease, Tenant’s lease of the Premises shall be on an “as is” basis. Landlord shall, at its sole cost and expense, construct, repair and/or replace the items set forth on Schedule A attached to this Lease (collectively, the “Landlord’s Work”). The Landlord’s Work shall be constructed in a good and workmanlike manner in compliance with all applicable building codes and permits, and in accordance with the scheduled completion dates for each component of the Landlord’s Work set forth on attached Schedule A. Landlord shall obtain any customary manufacturers/installers warranties for the Landlord’s Work. Except as expressly provided in this Lease, Tenant shall be conclusively deemed to have accepted the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease as of the “Early Occupancy Date” (as defined in Section 3.2), which acceptance shall mean that it is conclusively established that the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease were in satisfactory condition and in conformity with the provisions of this Lease, subject only to (1) those defective or incomplete portions of the Landlord’s Work which Tenant shall have itemized on a written punch list and delivered to Landlord within forty-five (45) days following Landlord’s written notice(s) that the Landlord’s Work has been substantially completed (or within forty five (45) days following the date of this Lease for items of Landlord’s Work designated as “complete” on the attached Schedule A), and (2) Landlord’s obligations expressly set forth in Section 2.4 below. Landlord shall correct any deficiencies with the Landlord’s Work promptly following delivery of the itemized punch list therefor as provided in the foregoing. Landlord shall also provide two (2) allowances to Tenant as follows: (a) Sixteen Thousand Seven Hundred Dollars ($16,700.00) (the “Access Control Allowance”) towards the cost to repair and/or replace the access control system in the Premises (the “Access Control Work”); and (b) Three Hundred thousand Dollars ($300,000.00) (the “Floor Surface Allowance”) towards the cost of bead blasting, repairing and otherwise preparing the surface of the Building’s slab as more particularly provided in that certain proposal from Howard’s Rug dated June 1, 2005, a copy of which proposal is attached hereto as Exhibit J (the “Floor Surfacing Work”). Tenant shall obtain those warranties from the manufacturers/installers for the Access Control Work and for the Floor Surfacing Work satisfactory to Tenant in its sole discretion, and Landlord shall have no liability whatsoever for the Access Control Work and/or for the Floor Surfacing Work beyond payment of the applicable allowance therefor. Sums from each of the allowances shall be paid within thirty (30) days of Landlord’s receipt of an invoice(s) with respect to the covered work. Promptly from and after the full execution and delivery of this Lease, Landlord shall deliver possession of the Premises to Tenant (such date of delivery of possession (the “Delivery Date”) for Tenant’s construction of those tenant improvements (the “Tenant Improvements”) in the Premises as provided in, and subject to the terms and conditions of, the Work Letter attached as Exhibit X hereto (the “Work Letter”).

SECTION 2.3. BUILDING NAME AND ADDRESS. Except for any names already in use by Tenant prior to such selection and notification by Landlord, Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Upon not less than sixty (60) days written notice to Tenant, Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant. Notwithstanding the foregoing, Landlord shall reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant, including without limitation, Tenant’s costs of obtaining new business cards, stationery and informing Tenant’s customers and vendors of Tenant’s new address, not to exceed Ten Thousand Dollars ($10,000.00) in the aggregate, resulting from any changed name, number or designation of the Building or Project initiated by Landlord.

SECTION 2.4. LANDLORD’S RESPONSIBILITIES. Landlord warrants to Tenant that (a) the roof, foundation, footings, slab, structural walls, exterior windows and skylights (including seals), plumbing, fire sprinkler\life safety system, lighting, heating, ventilation and air conditioning systems, electrical systems, and the passenger and freight elevators serving the Premises shall be in good operating condition and repair (except to the extent modified or otherwise impaired by Tenant’s construction of the Tenant Improvements) on the Early Occupancy Date, (b) the Premises, the Building, and Common Areas shall be free of all mold as of the Delivery Date, and (c) the Premises, Building and the Common Areas (except for the Tenant Improvements) shall comply with all laws, codes and regulations (collectively, “Laws”) pertaining thereto, and shall be free of latent defects in the construction thereof, as of the Early Occupancy Date. Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty set forth in Subsection 2.4(a) above not later than one hundred twenty (120) days from and after the Early Occupancy Date, or of a non-compliance with the foregoing warranty set forth in Subsection 2.4(b) above not later than sixty (60) days from and after the Delivery Date, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of each non-compliance, rectify same at Landlord’s sole cost and expense and not as a Project Cost. Except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of each non-compliance, Landlord shall rectify any non-compliance with the foregoing warranty contained in Subsection 2.4(c) above throughout the Term of this Lease at Landlord’s sole cost and expense and not as a Project Cost.

ARTICLE III. TERM

SECTION 3.1. GENERAL. The term of this Lease (“Term”) shall commence on the date set forth in Item 4 of the Basic Lease Provisions (the “Commencement Date”), and shall expire on the date set forth in Item 5 of the Basic Lease Provisions (the “Expiration Date”). Notwithstanding the foregoing, the Commencement Date and the Expiration Date shall be extended, on a day-for-day basis, in the event that Tenant’s construction of the Tenant Improvements is actually delayed due to: (i) Landlord’s failure to respond within the time period(s) required for approvals as set forth in the attached Work Letter, or (ii) Landlord’s failure to complete any component of the Landlord’s Work as set forth on Schedule A attached to this Lease (collectively, a “Landlord’s Delay”); provided, however, that no Landlord’s Delay shall be effective unless and until Tenant shall notify Landlord that any such failure is causing, or is likely to cause, an actual delay in Tenant’s construction of the Tenant Improvements, and Landlord shall thereafter fail to cure such failure within two (2) business days thereafter. Any dispute involving a Landlord’s Delay shall be resolved by JAMs as provided in Article III of the attached Work Letter.

SECTION 3.2. EARLY OCCUPANCY. Landlord agrees that Tenant shall be permitted to occupy the Premises for the conduct of its business on that date (the “Early Occupancy Date”) of Tenant’s choosing following the Delivery Date and prior to the Commencement Date of this Lease. Tenant’s occupancy of the Premises prior to the Commencement Date shall be subject to all of the covenants and conditions on Tenant’s part contained in this Lease (including, without limitation, the covenants contained in Sections 5.3, 6.1, 7.1, 7.3, 7.4, 10.1 and 10.3 of the Lease), except for the obligation to pay Basic Rent.

SECTION 3.3. RIGHT TO EXTEND THIS LEASE. Provided that no Event of Default has occurred and is continuing under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying at least fifty percent (50%) of the Premises, then Tenant may extend the Term of this Lease for one (1) period of sixty (60) months at the “Fair Market Rent” (as defined below). Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than ten (10) months or more than thirteen (13) months prior to the Expiration Date, Tenant’s written notice that it desires to so extend the Term of this Lease (the “Extension Notice”). The “Fair Market Rent” shall mean the economic terms (e.g., Basic Rent, tenant improvement allowance, brokerage commission and any other concessions typically granted by landlords of similar buildings/comparable space in the Sorrento Mesa and Sorrento Valley areas to the extent applicable to the proposed extension) secured at that time by landlords of similar buildings/comparable space in the Sorrento Mesa and Sorrento Valley areas for lease extensions. The Fair Market Rent for any extension of the Term shall be determined as provided in the following provisions.

Landlord shall, within thirty (30) days following the Extension Notice, notify Tenant in writing of its determination of the Fair Market Rent including the basis for such determination (“Landlord’s Determination”). Within twenty (20) business days following delivery of the Landlord’s Determination, Tenant shall notify Landlord in writing (“Tenant’s Notice”) that it shall (a) lease the Premises on the terms set forth in Landlord’s Determination, (b) arbitrate Landlord’s Determination as set forth in this Section 3.3 in which case Tenant shall include Tenant’s determination of the Fair Market Rent (“Tenant’s Determination”), or (c) irrevocably withdraw the Extension Notice. If Tenant fails to provide Tenant’s notice as provided herein, Tenant shall be deemed to have irrevocably withdrawn the Extension Notice and waived its extension rights under this Section 3.3. Tenant’s Notice shall serve as its irrevocable notice of its commitment to extend the Term on the terms and conditions herein provided. If applicable, within ten (10) days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the Fair Market Rent. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Fair Market Rent. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the Fair Market Rent for the Premises. Any appraiser designated hereunder shall have an MAl certification with not less than five (5) years experience in the valuation of commercial industrial buildings in the vicinity of the Project.

Within thirty (30) days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the Landlord’s Determination or the Tenant’s Determination more accurately reflects the Fair Market Rent. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the Fair Market Rent for the extension period. In making such determination, the appraiser shall not attribute any factor for brokerage commissions in making its determination of the Fair Market Rent. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed Fair Market Rent. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the Fair Market Rent was not accepted by the appraiser.

Within twenty (20) days after the determination of the Fair Market Rent, Landlord shall prepare an appropriate and commercially reasonable and mutually agreeable amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within ten (10) days after Tenant’s receipt of same. Should the Fair Market Rent not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental rate.

If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Except for a “Permitted Transfer” (as defined in Section 9.4 of this Lease), any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension period created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, the rental amount for the Premises shown in Item 6 of the Basic Lease Provisions (the “Basic Rent”), including subsequent adjustments, if any. Any rental adjustment to Basic Rent shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not the Commencement Date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions and one (1) month’s estimated Tenant’s Share of Operating Expenses (as defined in Section 4.2) shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder.

SECTION 4.2. OPERATING EXPENSES.

(a) From and after the Early Occupancy Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means (i) one hundred percent (100%) of Operating Expenses reasonably determined by Landlord to relate specifically to the Building rather than the entire Project or any other building in the Project, plus (ii) that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage intended for lease or occupancy of (A) all of the buildings in the Project for expenses reasonably determined by Landlord to benefit or relate substantially to the entire Project rather than any specific building, or (B) all or some of the buildings within the Project as well as all or a portion of other property owned by Landlord and/or its affiliates for expenses reasonably determined by Landlord to benefit or relate to such buildings within the Project and such other real property. In the event that Landlord reasonably determines that any premises within any building within the Project or any portion of a building or project within a larger area incurs a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may, allocate a greater percentage of such Operating Expense to such premises, building or project, as applicable. Notwithstanding the foregoing provision for calculation of the “Tenant’s Share” (but subject to the provisions of Section 4.2(h) “capping” said management fee), the full amount of any management fee for the management of the Premises that is calculated as a percentage of the rent payable by Tenant shall be paid in full by Tenant as additional rent.

(b) Prior to the start of each full Expense Recovery Period (as defined in this Section 4.2), Landlord shall give Tenant a good faith line item written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period. Failure to provide such estimate shall not relieve Tenant from its obligation to pay Tenant’s Share of Operating Expenses or estimated amounts thereof, if and when Landlord provides such estimate or final payment amount. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date(s), pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate or receive a credit against amounts next due for overpaid amounts. For purposes hereof, “Expense Recovery Period” shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant’s Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.

(c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses within one hundred eighty (180) days following Tenant’s receipt of Landlord’s expense statement (the “Review Period”), Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred.

Provided no Event of Default (based on Tenant’s failure to pay any sum due under this Lease) has occurred, which has not either been cured by Tenant or waived by Landlord, Tenant shall have the right to cause its own qualified employee(s) or a certified public accountant, in either case engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once for any Expense Recovery Period. However, to the extent that insurance premiums are determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit. Tenant shall give notice to Landlord of Tenant’s intent to audit, if at all, within the Review Period for the applicable Expense Recovery Period. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding such audit, such dispute shall be submitted and resolved by binding arbitration pursuant to the provisions of Article III of the attached Work Letter. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease.

(d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall, subject to the audit rights set forth in Section 4.2(c) above, within thirty (30) days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant’s Share of the increase. If Landlord gives Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will or has become effective, then Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of the estimated Tenant’s Share of Operating Expenses as provided in Section 4.2(b), commencing with the month following Tenant’s receipt of Landlord’s notice. In addition, Tenant shall pay upon written request any such increases which were incurred prior to the Tenant commencing to pay such monthly increase. Following any such increase, if requested by Tenant, Landlord shall review any possible decreases in other of the Operating Expenses for such year with Tenant, and will implement any such decreases, if warranted.

(f) The term “Operating Expenses” shall mean and include all Project Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h).

(g) The term “Project Costs” shall include all commercially reasonable expenses of operation, repair and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles and/or reasonable premium and deductible equivalents should

Landlord elect to self-insure all or any portion of any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; heating, ventilating and air conditioning (to the extent not performed and paid for by Tenant as provided under Section 7.1 below); supplies; materials; equipment; tools; the cost of any commercially reasonable environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project that become effective after the Early Occupancy Date; the cost of any capital investments or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements with interest calculated at seven percent (7%) per annum, all as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, for each such year of useful life during the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement (to the extent not performed and paid for by Tenant as provided under Section 7.1 below); third-party labor costs and expenses; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable overhead/management fee for the professional operation of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord. Tenant shall bear the burden of proof in any challenge to Landlord’s designation of an item as a Project Cost based on the fact Tenant does not consider it to be commercially reasonable.

(h) Notwithstanding the provisions of Section 4.2(g) above, Project Costs shall not include: (i) the cost of capital improvements (except as permitted in Section 4.2(g) above, but subject to Landlord’s obligations contained in Section 2.4 above); (ii) all fees, costs, principal and interest related to any mortgage(s) or deed(s) of trust, all payments made under any ground or underlying lease and all other non-operating debts of Landlord; (iii) the cost of repairs or other work to the extent Landlord is actually reimbursed by insurance or condemnation proceeds, or otherwise actually reimbursed by a third party; (iv) costs in connection with leasing space in the Building (including, without limitation, brokerage commissions, marketing costs, attorneys’ fees, lease concessions, rental abatements and construction allowances granted to specific tenants); (v) costs incurred in connection with the sale, financing or refinancing of the Building or Project; (vi) fines, interest and penalties incurred due to the late payment of Property Taxes or Project Costs not caused to by Tenant’s failure to timely pay Basic Rent, Operating Expenses or Property Taxes; (vii) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building or Project under their respective leases; (viii) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority; (ix) the cost of any service provided to Tenant or other occupants of the Building or Project for which Landlord is actually reimbursed by another tenant in the Building; (x) costs associated with damage or repairs to the Project or Common Areas necessitated by the willful misconduct of Landlord or Landlord’s employees or authorized agents; (xi) salaries and benefits or employees over the level of property manager or building engineer; (xii) legal fees, accountant fees and other expenses incurred in disputes with other tenants or occupants of the Building or Project or associated with the enforcement of any other leases or defense of Landlord’s title to or interest in the Building, Project or any part thereof; (xiii) services or installations furnished to any tenant in the Building or Project that are not also furnished to Tenant; (xiv) the cost of any service provided to Tenant or other occupants of the Building or Project for which Landlord is actually reimbursed; (xv) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Project (other than the Tenant Improvements or any improvements made to the Premises by or for Tenant) including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans (provided, however, any of the foregoing that would be considered part of Property Taxes and/or billed as such may be included in Property Taxes); (xvi) expenditures covered by the “Property Policy” or by the “Liability Policy” (as defined in Section 10.2) should Landlord elect to self-insure such coverage under Section 10.2; (xvii) organizational expenses associated with the creation, maintenance and operation of the entity which constitutes Landlord; (xviii) except as allowed as a capital replacement or investment cost pursuant to Section 4.2(g) above, rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered capital in nature; (xix) amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with, Landlord to the extent such amounts are greater than would have been charged by an unaffiliated third party in an arms-length transaction; (xx) any management fee or administrative cost in excess of the lower of (A) the fee charged by similar landlords in the area of the Project or (B) four percent (4%) of the Basic Rent and Operating Expenses for the period in question for the first five (5) years of the Term; and five percent (5%) for the final two years of the Term; (xxi) any reserves for capital replacements of any item other than a reasonable reserve for the replacement of the roof of the Building and the Utility Building; (xxii) should Landlord elect to self-insure the “Property Policy” and/or the “Liability Policy” (as defined in Section 10.2), the costs of premium and/or deductible equivalents to the extent such costs are in excess of the cost of such coverage if purchased in the insurance marketplace (based on the size of Landlord’s portfolio and its loss history); (xxiii) as determined following each Expense Recovery Period, any item of Project Cost which is duplicative of any other item of Project Costs; and (xxiv) taxes on Landlord’s income from all sources.

(i) The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) reasonable costs and expenses incurred in good faith in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, Property Taxes shall not include: (A) income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax; (B) any item to the extent otherwise included in Project Costs; (C) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials from the Project, the causation of which arose prior to the Commencement Date or to the extent caused by Landlord, its agents, employees or contractors or any tenant of the Project (other than Tenant or its sublessees or assignees); (D) reserves for future Property Taxes; or (E) penalties or interest on the late payment of any Property Taxes. In no event shall Tenant be obligated to pay that portion of Property Taxes allocated to the Building or Premises by Landlord that is more than five percent (5%) greater than the taxes actually levied against the assessor’s parcel on which the Premises is located. If any Property Taxes are payable in installments over a period of time, Tenant shall be liable only for the payment of those installments falling due and payable during the Term, with appropriate proration for fractional years.

SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of all of Tenant’s obligations under this Lease (the “Security Deposit”). Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord’s receipt thereof, and may be utilized by Landlord in its sole and absolute discretion towards the payment of all expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease. Upon any Event of Default by Tenant (as defined in Section 14.1), Landlord may, in its sole and absolute discretion, use or apply the whole or any part of the Security Deposit to pay any sum which Tenant is obligated to pay under this Lease including, but not limited to, sums that Landlord may reasonably expend or be required to expend by reason of the Event of Default by Tenant or any loss or damage that Landlord may suffer by reason of the Event of Default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 of this Lease upon expiration or earlier termination of this Lease. In no event shall Landlord be obligated to apply the Security Deposit upon an Event of Default and Landlord’s rights and remedies resulting from an Event of Default, including without limitation, Tenant’s failure to pay Basic Rent, Tenant’s Share of Operating Expenses or any other amount due to Landlord pursuant to this Lease, shall not be diminished or altered in any respect due to the fact that Landlord is holding the Security Deposit. If any portion of the Security Deposit is applied by Landlord as permitted by this Section, Tenant shall within five (5) business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant fully performs its obligations under this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term, provided that Tenant agrees that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined (which determination shall not be unreasonably withheld, conditioned or delayed) and paid in full and Tenant agrees that Tenant shall have no claim against Landlord for Landlord’s retaining such Security Deposit to the extent provided in this Section.

Provided that no Event of Default has theretofore occurred under any provision of this Lease, Tenant shall have the right to have the Security Deposit reduced to the amount of One Hundred Twenty-Three Thousand One Hundred Eight Dollars ($123,108.00) by sending written request thereof to Landlord, which request shall be accompanied by Tenant’s audited Statements demonstrating two (2) immediately prior consecutive years of positive net income for Tenant. Following such written request to Landlord, Tenant shall be credited in the amount of the difference between the amount of the Security Deposit stated in Item 9 of the Basic Lease Provisions and the reduced amount of Security Deposit set forth above, against Basic Rent and Operating Expenses next coming due under this Lease.

ARTICLE V. USES

SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably interfere with the rights of other occupants of the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not, without Landlord’s prior written consent conduct its business operations in areas outside the Premises or the Utility Building, including but not limited to storing any property, equipment or trash in such areas except as shown on Exhibit F attached hereto. Tenant shall be responsible for any increased cost of any insurance policy(ies) covering the Project and/or their contents occasioned by its use. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or Project, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof, provided, however, that such future or amended covenants, conditions, easements or restrictions are provided to Tenant (and, to the extent action is required of Tenant to comply, Tenant has reasonable prior notice) and do not materially impair the rights of Tenant or materially increase the obligations of Tenant under this Lease. Tenant shall promptly upon demand reimburse Landlord for any additional commercially reasonable insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or reasonable expense resulting from Tenant’s noncompliance.

SECTION 5.2. SIGNS. Tenant shall have the right to install one (1) exterior building-top sign on the Building, one (1) sign on either side of the existing monument sign in front of the Building and commercially reasonable signage for Tenant’s name (and for any subtenant’s name) on the Premises’ entry and exit doors, subject to Landlord’s right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing, Tenant shall have no right to maintain signs in any location on or about the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building, except to the extent required by law, regulation or government authority. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord’s written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord’s signage program for the Project, in effect and approved by the City of San Diego (the “Signage Criteria”) as of the date of installation of such signage. A copy of the Signage Criteria in effect as of the date of this Lease is attached as Exhibit G to this Lease. Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant’s expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term “sign” as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

SECTION 5.3. HAZARDOUS MATERIALS.

(a) For purposes of this Lease, the term “Hazardous Materials” includes (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person’s possession, use, release or distribution of such substance or matter and that is considered a hazardous material under any applicable law or regulation.

(b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which shall not be unreasonably withheld as hereinafter provided. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises: (A) a reasonable quantity of standard office or consumer products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products; and (B) those Hazardous Materials (i) in kind and content listed on the Environmental Questionnaire (defined below) delivered to Landlord prior to the execution of this Lease or otherwise reasonably related to Tenant’s diagnostic business (the “Current HazMats”) to the extent that the use of such Current HazMats shall comply with all applicable laws and all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of such Current HazMats, and (ii) reasonably related to any future, non-diagnostic business which Tenant (each a “Future HazMat”) to the extent (1) the use of such Future HazMats shall comply with all applicable laws and all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of such Future HazMats, (2) Tenant gives Landlord prior written notice with regard to its proposed use of any Future HazMat, (3) if Landlord reasonably determines that a Future HazMat is materially different in type and risk than the Current HazMats, Landlord may require Tenant obtain the insurance described in Exhibit D, Section 2 in amount commensurate with such different type and risk, and (4) Landlord may place such reasonable conditions with respect to Tenant’s use of any Future HazMat and may further require that Tenant demonstrate that any such Future HazMats are necessary or useful to Tenant’s business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Future HazMats proposed by Tenant as provided in the foregoing sentence on or about the Premises, and Tenant agrees that any reasonable costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord either as a condition to such consent by Landlord or as additional rent hereunder upon demand.

(c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall disclose to Landlord in writing at the time it makes its annual regulatory disclosures regarding its use of Hazardous Materials or, if no such disclosure is made or required, on or about each anniversary of the Commencement Date, the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant expects to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall, upon reasonable notice, make available for inspection and copying complete and legible copies of all the following environmental documents relating to Hazardous Materials utilized by Tenant on or about the Premises: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s use, handling, storage, release and/or disposal of Hazardous Materials. Notwithstanding anything to the contrary contained in this Section 5.3, under no circumstances shall (i) any provision in this Section 5.3 require Tenant to disclose to Landlord any document Tenant reasonably believes is attorney-client privileged or attorney work product or (ii) Tenant be required to disclose any confidential materials without such disclosure being subject to the parties’ execution of a commercially reasonable non-disclosure agreement.

(d) Landlord and its agents shall have the right, but not the obligation, after giving Tenant at least 24 hours prior notice (except in an emergency for which no notice shall be required) to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide, with prior reasonable notice, Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense (which expense shall be reasonable under the circumstances), including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s expense (which expense shall be reasonable under the circumstances), shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises (provided that Landlord reasonably determines that an actual or potential conflict of interest between Landlord and Tenant exists or may exist that reasonably requires Landlord to retain a separate attorney from Tenant).

(e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other directly affected real or personal property owned by Landlord to the “Required Condition” (as hereinafter defined). Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, from, under or about the Premises or the Project or any other directly affected real or personal property owned by Landlord or enter into any similar agreement to take remedial action, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other directly affected real or personal property owned by Landlord ( i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. Landlord shall be responsible for any increased costs or liability to the extent they are directly attributable to Landlord’s withholding or delay in providing its consent. As used herein, “Required Condition” shall mean returning the Premises and the Project and any other directly affected real or personal property owned by Landlord to a condition that is both (A) required by applicable federal, state or local law, regulation or order, including without limitation, performing any required cleanup, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials, and (B) wherein Landlord’s marketability, use and leasing thereof as commercial properties is not materially impaired. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other directly affected real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation reasonable attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other directly affected real or personal property owned by Landlord caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees (each a “Tenant Party”). Such indemnity obligation shall specifically include, without limitation, the cost of any repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other directly affected real or personal property owned by Landlord required or necessary to return same to the Required Condition, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Material or remediation thereof. If it is at any time discovered that Hazardous Materials have been released on, into, from, under or about the Premises during the Term by Tenant or any Tenant Party, or that Tenant or any Tenant Party may have caused or knowingly permitted the release of a Hazardous Material on, under, from or about the Premises, the Building or the Project or any other directly affected real or personal property owned by Landlord, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s reasonable approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other directly affected real or personal property owned by Landlord to the Required Condition. Upon Landlord’s approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

(f) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no liability or responsibility with respect to any Hazardous Materials in, on, under or around the Building or Project which were not caused or knowingly permitted by Tenant or by any Tenant Party. Notwithstanding the preceding sentence, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Provided such information is accurate, Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord. Landlord shall take responsibility, at its sole cost and expense, for any governmentally-required clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions described in this Section 5.3(f). The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord.

(g) Landlord represents that, to “Landlord’s knowledge” (as hereinafter defined), there are no Hazardous Materials in or about the Premises or the Building, nor have there been Hazardous Materials in or about the Premises or the Building, which are in violation of any applicable federal, state or local law, regulation or order. As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters.

ARTICLE VI. COMMON AREAS; SERVICES

SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible, at its sole cost and expense, for all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within thirty (30) days after receipt of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. Provided Landlord shall diligently pursue the repair of such utilities and services, the foregoing provisions shall be Tenant’s sole recourse and remedy in the event of such an interruption of services. The foregoing provisions shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article XI of the Lease). Any disputes concerning the foregoing provisions shall be submitted to and resolved by JAMS arbitration pursuant to Article III of the Work Letter attached to this Lease.

Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities to Tenant (which shall only be provided upon Tenant’s request), including, without limitation, telephone lines, shall be charged to Tenant.

SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Project. The term “Common Areas” shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements within the Project provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, but shall not include any interior spaces within any buildings in the Project.

SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with the Rules and Regulations (as defined in Article XVII of this Lease). Landlord shall operate and maintain the Common Areas in the manner as determined by Landlord in its reasonable discretion. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Project Costs except to the extent any particular cost incurred is related to or associated with a specific tenant and can be charged to such tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations or use of Premises, including without limitation, planters and furniture. Except as expressly provided elsewhere in this Lease, nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord, provided, however, that any such closure shall not unreasonably interfere with Tenant’s access to the Premises or Tenant’s parking rights granted in this Lease.

SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sports utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than seven (7) consecutive days unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the active negligence or willful misconduct of Landlord, or Landlord’s employees, authorized agents or contractors. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial 84-month Term of this Lease, to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises. Notwithstanding the foregoing, no change by Landlord to the Common Areas shall: (i) materially impair access to and from the Premises from the parking areas, (ii) reduce the number of Tenant’s parking spaces granted under this Lease, or (iii) otherwise unreasonably interfere with Tenant’s access to and use of the Premises, the parking areas and the Common Areas adjacent to the Building in any material manner without Tenant’s prior written consent, which shall not be unreasonably withheld.

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1. TENANT’S MAINTENANCE AND REPAIR. Tenant at its sole expense shall repair and maintain and make all appropriate replacements necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear and casualty, including without limitation all interior glass, doors, door closures, hardware, fixtures, HVAC systems and equipment serving the Premises, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises, all Alterations constructed by Tenant pursuant to Section 7.3 below, and all of the “Tenant Improvements” installed by Tenant pursuant to the Work Letter. In no event, however, shall Tenant be responsible for capitalized replacements exceeding the amount of Ten Thousand Dollars ($10,000.00) in cost per replacement, or for any repairs required of Landlord pursuant to Sections 2.2 or 2.4. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall provide all janitorial services to the Premises and, at Landlord’s request, shall provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall, unless otherwise permitted in this Lease, be at least equal in quality to the original work, taking into account ordinary wear and tear, and shall be made only by a licensed contractor, which contractor, for repairs or replacements exceeding $50,000.00, shall be approved in writing in advance by Landlord, not to be unreasonably withheld or delayed. Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors attached hereto as Exhibit H, as reasonably modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. If Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord’s notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant’s expense, and Tenant shall reimburse Landlord upon demand for all reasonable costs incurred upon submission of an invoice. Notwithstanding anything to the contrary in this Section 7.1, Tenant may, by giving Landlord not less than sixty (60) days prior written notice, elect to have Landlord assume Tenant’s obligations under this Section 7.1 for repair and maintenance of the HVAC systems and equipment serving the Premises.

SECTION 7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall maintain in good operating condition and repair all parts of the Premises that are not Tenant’s obligation under Section 7.1 and all areas outside of the Premises including, without limitation, all portions and elements of the roof (including sky lights and related seals), foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass and doors), structural walls, passenger and freight elevators and the structural, life/safety, electrical and mechanical systems (except for HVAC systems and equipment) in or serving the Building, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for reasonable maintenance, repair costs and replacement costs as provided elsewhere in this Lease (but subject to any limitations therein provided). Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. Except as set forth in Sections 2.4 and 4.2 of this Lease, all costs of any maintenance, repairs and replacement on the part of Landlord provided hereunder shall be considered part of Project Costs.

SECTION 7.3. ALTERATIONS. Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures or improvements (“Alterations”) to the Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make Alterations to the Premises costing less than Fifty Thousand Dollars ($50,000.00) during each calendar year of the Term without Landlord’s consent, provided, however, that any Alterations which require a governmental permit as a prerequisite to the construction thereof, shall require Landlord’s prior written consent, which shall not be unreasonably withheld, and Tenant shall supply an itemized summary to Landlord’s property manager, including as-built plans (if applicable), at least annually, of all of the foregoing Alterations made without Landlord’s consent. Notwithstanding anything to the contrary contained in either of the foregoing sentences, without the prior written consent of Landlord which may be withheld in Landlord’s sole and absolute discreton, no Alterations shall: (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), (ii) adversely affect or penetrate through any of the structural portions of the Building, including but not limited to the roof, (iii) require any change to the basic floor plan of the Premises (including, without limitation, the adding of any additional “office” square footage) or any material change to any structural, electrical or mechanical systems of the Premises, (iv) fail to comply with any applicable governmental requirements or with any governmental permit prerequisite to the construction thereof, (v) result in the Premises requiring building services beyond the level normally provided to other tenants, (vi) interfere in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (vii) alter or replace Standard Improvements with a Non-Standard Improvement. In the event that any requested Alteration involves the use of lesser quality materials or less stringent specifications than the building standard materials and specifications attached hereto as Exhibit I (“Standard Improvements”), Landlord may withhold consent to such Alteration in its sole and absolute discretion. In the event Landlord so consents to the use of lesser quality materials or less stringent specifications than the Standard Improvements (such use being referred to as a “Non-Standard Improvement”), Tenant shall be responsible for the cost of replacing such Non-Standard Improvement with the applicable Standard Improvement (“Replacements”), which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease. Landlord may impose any reasonable condition to its consent, including but not limited to reasonable requirements as to the manner and time of performance of such work, but not including a lien and completion bond unless: (A) Tenant’s current Statements show a net worth less than the Statements of Tenant at lease execution, and (B) such Alterations cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00). Landlord shall in all events, whether or not Landlord’s consent is required, have the right to reasonably approve the contractor performing the installation and removal of Alterations and Replacements and Tenant shall not permit any contractor not approved by Landlord to perform any work on the Premises or on the Building. The restriction set forth in the preceding sentence shall not apply if the cost of such Alteration or Replacement is less than Fifty Thousand Dollars ($50,000.00). Tenant shall obtain all required permits for the installation and removal of Alterations and Replacements and shall perform the installation and removal of Alterations and Replacements in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations as described in Article XVII. Tenant understands and agrees that Landlord shall be entitled to a supervision fee for any Alterations either requiring a permit from the City of San Diego or affecting any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, in the following amounts: (i) five percent (5%) of the cost of such Alterations costing less than Fifty Thousand Dollars ($50,000.00), or (ii) for Alterations costing more than Fifty Thousand Dollars ($50,000.00), the sum of Two Thousand Five Hundred Dollars ($2,500.00) plus one percent (1%) of the cost of such Alterations (not to exceed the aggregate amount of Fifteen Thousand Dollars ($15,000.00)), plus Landlord’s actual and reasonable costs of its mechanical and/or electrical engineers to review such Alterations. Under no circumstances shall Tenant make any Alterations or Replacements which incorporate any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises, the Building or the Common Area. If any governmental entity requires, as a condition to any proposed Alterations by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas (which consent may be withheld in the sole and absolute discretion of Landlord), then Tenant shall, at Tenant’s sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors, architects and engineers as Landlord may require in its reasonable discretion. Any request for Landlord’s consent to any proposed Alterations shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant and consented to by Landlord modify the basic floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems and standards. Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, the Building or to the Common Area (but excluding trade fixtures, personal property, equipment and furniture, including, but not limited to, laboratory equipment and benching and emergency generators which shall remain the property of Tenant), shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, as provided in the next succeeding paragraph of this Section 7.3, require Tenant to remove by the Expiration Date or sooner termination date of this Lease, all or any of the Alterations installed either by Tenant or by Landlord at Tenant’s request, and to repair any damage to the Premises, the Building or the Common Area arising from that removal and restore the Premises to their condition prior to making such Alterations, reasonable wear and tear and casualty excepted.

As of the Expiration Date or earlier termination date of this Lease, Landlord shall have the right to require Tenant to remove any Alterations made by Tenant to the Premises and to replace same with the applicable Replacements, whether or not Landlord’s consent was required. Notwithstanding anything to the contrary in this Section 7.3, if at the time of requesting Landlord’s consent to any such Alterations or if prior to commencing any Alterations for which Landlord’s consent is not required, Tenant shall request in writing whether or not Landlord shall require such Alterations to be so removed and replaced as of the Expiration Date or earlier termination date of this Lease, then Landlord’s right to require Tenant to so remove and replace such Alterations shall be exercised, if at all, at the time of Landlord’s consent thereto.

As used in this Section 7.3, “Alterations” do not include the Tenant Improvements to be constructed by Tenant pursuant to the attached Work Letter.

SECTION 7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly (but in no event later than ten (10) business days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All reasonable expenses so incurred by Landlord, including Landlord’s attorneys’ fees, and any direct damages incurred by Landlord proximately caused by such lien, shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the per annum rate of ten percent (10%) not to exceed the maximum rate permitted by law until paid. Tenant shall give Landlord no less than ten (10) business days prior notice in writing before commencing construction of any kind on the Premises or Common Area and shall again notify Landlord that construction has commenced, such notice to be given on or about the actual date on which construction commences, so that Landlord may post and maintain notices of nonresponsibility on the Premises or Common Area, as applicable, which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb. Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon at least 24 hours prior written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant Event of Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

SECTION 7.6. COMMUNICATIONS EQUIPMENT. Landlord hereby grants to Tenant a non-exclusive license (the “License”) to install, maintain and operate on the roof of the Building one or more antenna or satellite dishes not exceeding forty-eight inches (48”) in height (the “Antenna”) in accordance with and subject to the terms and conditions set forth below. The Antenna shall be installed at a location designated by Landlord and reasonably acceptable to Tenant (“Licensed Area”). The Licensed Area shall be considered to be a part of the Premises for all purposes under the Lease, and except as otherwise expressly provided in this Section 7.6 all provisions applicable to the use of the Premises under the Lease shall apply to the Licensed Area and its use by Tenant.

(1) The Term of the License shall be coterminous with this Lease;

(2) Tenant shall not be obligated to pay any license fee for the use of the Licensed Area pursuant to this Section 7.7 during the Term of this Lease.

(3) Tenant shall use the Licensed Area only for the installation, operation, repair, replacement and maintenance of the Antenna and the necessary mechanical and electrical equipment to service said Antenna and for no other use or purpose. The installation of the Antenna and all equipment and facilities related thereto, including any required conduit from the Premises to the Antenna, shall be deemed to constitute an alteration subject to the provisions of Section 7.3 of the Lease, provided that Landlord shall not unreasonably withhold its approval of the same. Landlord may require appropriate screening for the Antenna as a condition of Landlord’s approval of the installation of the Antenna. Tenant may have access to the Licensed Area for such uses during normal business hours and at times upon reasonable prior notice to Landlord and shall reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection therewith;

(4) The Antenna shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Tenant’s facilities within the Premises for Tenant’s use, and shall not be used or permitted to be used by Tenant for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to any third parties as a commercial business;

(5) Landlord reserves the right upon reasonable prior written notice to Tenant to require the removal of any and all of such equipment should Landlord reasonably determine that its presence results in material damage to the Building unless Tenant makes satisfactory arrangements to protect Landlord therefrom;

(6) Tenant shall require its employees, when using the Licensed Area, to stay within the immediate vicinity thereof. In addition, in the event any communications system or broadcast or receiving facilities are operating in the area, Tenant shall at all times during the term of the License conduct its operations so as to ensure that such system or facilities shall not be subjected to harmful interference as a result of such operations by Tenant. Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation, and Tenant’s failure to do so shall be deemed a default under the terms of this License, as a result of which Landlord may terminate the License on five (5) days notice, and Tenant shall remove the Antenna.

(7) During the term of the License, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Antenna poses a health or safety hazard to occupants of the Building, Landlord may require Tenant to make arrangements satisfactory to Landlord to mitigate such hazard or, if Tenant either fails or is unable to make such satisfactory arrangements, to remove the Antenna. Any claim or liability resulting from the use of the Antenna or the Licensed Area shall be subject to the indemnification provisions of this Lease applicable to Tenant’s use of the Premises;

(8) During the term of the License, Tenant shall pay all taxes attributable to the Antenna and other equipment owned and installed by Tenant, and Tenant shall assure and provide Landlord with evidence that the Licensed Area and Tenant’s use thereof are subject to the insurance coverages otherwise required to be maintained by Tenant as to the Premises pursuant to Exhibit D; and

(9) Upon the expiration or sooner termination of the Lease, Tenant shall remove the Antenna and all related equipment and facilities, including any conduit from the Premises to the Antenna, from the Licensed Area and any other portions of the Building within or upon which the same may be installed, and shall restore the Licensed Area and all other areas affected by such removal to their original condition, reasonable wear and tear excepted, all at its sole cost and expense.

SECTION 7.7. EMERGENCY GENERATORS. Landlord acknowledges that Tenant desires to install as part of the Tenant Improvements up to two (2) emergency generators in or about the Building (the “Generators”) in the locations shown on Exhibit F attached hereto. Provided such installation complies with all laws, Landlord approves Tenant’s installation of the Generators as part of the Tenant Improvements.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and, if required by Landlord, against all Non-Standard Improvements to the Premises (as defined in Section 7.3) made by Landlord or Tenant, and against any Alterations (as defined in Section 7.3) made to the Premises or the Building by or on behalf of Tenant. If requested by Landlord, Tenant shall cause its personal property, Non-Standard Improvements and Alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes required to be paid by Tenant on Tenant’s personal property, Non-Standard Improvements and/or Alterations are levied against Landlord or Landlord’s property and if Landlord pays the same, or if the assessed value of Landlord’s property is increased by the inclusion of a value placed upon the personal property, Non-Standard Improvements and/or Alterations and if Landlord pays the taxes based upon the increased assessment, Landlord shall have the right to require that Tenant pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant’s Non-Standard Improvements, Alterations and personal property, Landlord’s reasonable determination shall be conclusive. At Tenant’s request, Landlord shall provide Tenant with the basis and rationale for such allocation.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1. RIGHTS OF PARTIES.

(a) Notwithstanding any provision of this Lease to the contrary, and except as to transfers expressly permitted without Landlord’s consent pursuant to Section 9.4, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease or the Premises, or permit the Premises to be occupied by anyone other than Tenant, without Landlord’s prior written consent, which consent shall not unreasonably be withheld or conditioned in accordance with the provisions of Section 9.1(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such assignment or subletting shall be void and of no force and effect and any such attempted assignment or subletting shall constitute an Event of Default of this Lease if not cured within thirty (30) days of written notice from Landlord. Landlord shall not be deemed to have given its consent to any assignment or subletting by any course of action other than written consent. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the “Bankruptcy Code”), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

(b) If Tenant desires to transfer an interest in this Lease or the Premises, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed transferee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease, assignment or other transfer, including a copy of the proposed assignment, sublease or transfer form; (iv) evidence that the proposed assignee, subtenant or transferee will comply with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee, subtenant or transferee; (vi) any other information requested by Landlord and reasonably related to the transfer and (vii) the fee described in Section 9.1(e). Except as provided in Section 9.1 (c), Landlord shall not unreasonably withhold or condition its consent, provided that the parties agree that it shall be reasonable for Landlord to withhold and/or condition its consent if: (1) the use of the Premises will not be consistent with the provisions of this Lease; (2) a proposed subtenant or assignee has not demonstrated to the reasonable satisfaction of Landlord that it is financially responsible or has failed to submit to Landlord all reasonable information as requested by Landlord (following execution of a commercially reasonable non-disclosure agreement, if required by the proposed subtenant or assignee) concerning the proposed subtenant or assignee, including, but not limited to, a certified balance sheet of the proposed subtenant or assignee as of a date within one hundred eighty (180) days of the request for Landlord’s consent, statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord’s consent; (3) the proposed assignee or subtenant is an existing tenant of the Building or Project or a prospect with whom Landlord is actively negotiating to become a tenant at the Building or Project; or (4) the proposed transfer will impose adverse tax effects on Landlord for which Landlord will not be fully compensated. Tenant’s exterior signage rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises.

Notwithstanding the foregoing, Tenant may assign its exterior signage rights in connection with an assignment of this Lease or a subletting of more than fifty percent (50%) of the Floor Area of the Premises that is consented to by Landlord or in connection with a Permitted Transfer (as defined below); provided, however, that Landlord shall have the right of prior approval that such signage continues to comply with the Sign Criteria and the other requirements of Section 5.2 of this Lease, and provided further that any name and/or graphics on such signage do not materially devalue the Project as determined by Landlord in its sole and absolute discretion.

If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1. Landlord shall approve or disapprove any requested transfer within fifteen (15) business days following receipt of Tenant’s written request, the information set forth above, and the fee set forth below.

(c) Notwithstanding the provisions of Section 9.1(b) above, in lieu of consenting to a proposed assignment of this Lease or to a proposed subletting of more than fifty percent (50%) of the Floor Area of the Premises for all or substantially all of the then-remaining Term of this Lease, Landlord may elect, within the fifteen (15) business day period permitted for Landlord to approve or disapprove a requested transfer, to (i) sublease the Premises (or the portion proposed to be so subleased), or take an assignment of Tenant’s interest in this Lease, upon substantially the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of trade fixtures, furniture and equipment, personal property, the use of Tenant’s name or the continuation of Tenant’s business), or (ii) terminate this Lease as to the portion of the Premises proposed to be so subleased or assigned with a proportionate abatement in the rent payable under this Lease in which case Tenant shall have no further liability for Basic Rent or Operating Expenses accruing from and after the effective date of such termination with respect to such portion of the Premises, effective thirty (30) days following written notice by Landlord of its election to so sublease or terminate. Landlord may thereafter, at its option, assign, sublet or re-let any space so sublet, obtained by assignment or obtained by termination to any third party, including without limitation the proposed transferee of Tenant. (d) In the event that Landlord approves the requested assignment or subletting, Tenant agrees that fifty percent (50%) of any amounts actually paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent and Operating Expenses reasonably allocable to such portion as determined by Landlord, plus (ii) Tenant’s direct out-of-pocket costs which Tenant certifies to Landlord have been incurred to provide occupancy related services or other costs to such assignee or subtenant of a nature commonly provided by landlords of similar space (e.g. brokerage commissions, improvement allowances, etc., actually incurred by Tenant), shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord’s option, by Tenant within ten (10) days of Tenant’s receipt thereof. Landlord shall have the right to review or audit the books and records of Tenant, or have such books and records reviewed or audited by an outside accountant, to confirm any such direct out-of-pocket costs. In the event that such direct out-of-pocket costs claimed by Tenant are overstated by more than five percent (5%), Tenant shall reimburse Landlord for any of Landlord’s costs related to such review or audit. At Landlord’s request, a commercially reasonable written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this Section 9.1(d).

(e) Tenant shall pay to Landlord a fee equal to the greater of (i) Landlord’s actual and reasonable costs related to such assignment, subletting or other transfer or (ii) Five Hundred Dollars ($500.00), to process any request by Tenant for an assignment, subletting or other transfer under this Lease. Tenant shall pay Landlord the sum of Five Hundred Dollars ($500.00) concurrently with Tenant’s request for consent to any assignment, subletting or other transfer, and Landlord shall have no obligation to consider such request unless accompanied by such payment. Tenant shall pay Landlord upon demand any costs in excess of such payment to the extent Landlord’s actual costs related to such request exceeds $500.00. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed transfer.

SECTION 9.2. EFFECT OF TRANSFER. Except for a termination elected by Landlord pursuant to Subsection 9.1(c)(ii) above, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. No assignment or subletting shall be effective or binding on Landlord unless documentation in form and substance satisfactory to Landlord in its reasonable discretion evidencing the transfer, and in the case of an assignment, the assignee’s assumption of the obligations of Tenant under this Lease, is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord a commercially reasonable executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease or as a consent to any subsequent transfer.

SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

(a) Except as expressly otherwise agreed by Landlord in its written consent to such sublease, the sublease and/or any subletting by Tenant shall be subject and subordinate to this Lease.

(b) Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease during the pendency of any Event of Default; provided, however, that unless there is an uncured Event of Default by Tenant, Tenant shall have the right to receive and collect the sublease rentals. At Tenant’s request, not more frequently than quarterly, Landlord shall supply Tenant with the gross amounts of any such sublease rentals so collected by Landlord to date and the application of such subrentals so collected to amounts then due under the Lease. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured Event of Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary.

(c) In the event of the termination of this Lease for any reason, including without limitation as the result of an Event of Default by Tenant or by the mutual agreement of Landlord and Tenant, Landlord may, at its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. In the event Landlord does not elect to take over Tenant’s interest in a sublease in the event of any such termination of this Lease, such sublease shall terminate concurrently with the termination of this Lease and such subtenant shall have no further rights under such sublease and Landlord shall have no obligations to such subtenant.

SECTION 9.4. CERTAIN TRANSFERS. The following shall be deemed to constitute an assignment of this Lease: (a) the sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business), or (b) the transfer, assignment or hypothecation of any stock or interest in Tenant to a single entity which constitutes more than fifty percent (50%) of Tenant’s voting stock. Notwithstanding the foregoing, Landlord’s consent shall not be required for the assignment of this Lease to: (A) any person(s) or entity who controls, is controlled by or is under common control with Tenant, (B) to any entity resulting from the merger, consolidation or other reorganization with Tenant, whether or not Tenant is the surviving entity, or (C) to any person or legal entity which acquires all or substantially all of the assets or stock of Tenant (each of the foregoing is hereinafter referred to as “Permitted Transfer”), so long as (i) the net worth of the successor or reorganized entity after such Permitted Transfer is at least equal to the net worth of Tenant as of the execution of this Lease by Landlord, evidence of which, reasonably satisfactory to Landlord, shall be presented to Landlord prior to such Permitted Transfer, (ii) Tenant shall provide to Landlord, prior to such Permitted Transfer, written notice of such Permitted Transfer and such assignment documentation and other information as Landlord may reasonably require in connection therewith, and (iii) all of the other terms and requirements Section 9.2 and 9.3 (but not of Section 9.1) shall apply with respect to such assignment. For purposes of this Section 9.4, a public or private offering of Tenant debt or equity shall not be deemed an assignment of this Lease.

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

SECTION 10.2. LANDLORD’S INSURANCE. Landlord shall provide property insurance coverage insuring the full replacement cost of the Building, including all Tenant Improvements constructed pursuant to the attached Work Letter, with or without deductible and in amounts and coverages appropriate and consistent with industry standards as reasonably determined by Landlord and subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions) (the “Property Policy”), and commercial general liability insurance with or without deductible and in amounts and coverages appropriate and consistent with industry standards as reasonably determined by Landlord (the “Liability Policy”). In addition, Landlord may, at its election, obtain insurance for such other risks as Landlord or its mortgages may from time to time deem appropriate in its sole discretion, including without limitation, coverage for earthquake and flood. Landlord shall not be required to carry insurance of any kind on Tenant’s Alterations or on Tenant’s other property, including, without limitation, Tenant’s trade fixtures, furnishings, equipment, signs and all other items of personal property, and Landlord shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord’s option, Landlord may self-insure all or any portion of the risks for which Landlord is required or elects to provide insurance hereunder; provided, however, that in the event The Irvine Company, or any affiliate thereof, is no longer the “Landlord” under this Lease, such successor Landlord must demonstrate to Tenant a net worth of at least One Hundred Million Dollars ($100,000,000.00) to continue to self-insure such risks.

SECTION 10.3. JOINT INDEMNITY.

(a) To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Event of Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Tenant shall assume Landlord’s defense in any action covered by this Section through counsel reasonably satisfactory to Landlord. The provisions of this Section 10.3(a) shall expressly survive the expiration or sooner termination of this Lease. Tenant’s obligations under this Section shall not apply in the event that the claim, liability, cost or expense (i) is caused by the active negligence or willful misconduct of Landlord, Landlord’s employees, contractors or authorized agents; or (ii) (1) relates to an obligation of Landlord hereunder and (2) is of the nature that Landlord had actual knowledge of the condition; or (iii) that is Landlord’s responsibility to indemnify Tenant pursuant to Section 10.3(b) below.

(b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date that occurs in connection with the operation, maintenance and repair of the Common Areas of the Project and (i) is caused by the active negligence or willful misconduct of Landlord, Landlord’s employees, contractors or authorized agents; or (ii) (1) relates to an obligation of Landlord hereunder and (2) is of the nature that Landlord had actual knowledge of the condition. The provisions of this Section 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

SECTION 10.4. LANDLORD’S NONLIABILITY. Subject to the express indemnity obligations contained in Section 10.3(b) of this Lease and such other applicable provisions of this Lease (including, without limitation, Landlord’s right to self-insure pursuant to Section 10.2 above), Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for personal injury or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of Section 10.3(b) of this Lease, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for (i) loss or interruption of Tenant’s business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or (ii) any other loss, cost, damage, injury or liability resulting from Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties (other than Landlord’s employees or authorized agents), including without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 6.1, 11.1 and 12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Should Tenant elect to receive any service or products from a concessionaire, licensee or third party tenant of Landlord, Landlord shall have no liability for any services or products so provided or for any breach of contract by such third party provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises or the Building and of matters related to the condition of the Premises or Building that pose a material threat to the safety or health of persons in or around the Premises or Building.

SECTION 10.5. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss or damage under any property insurance policies carried or required to be carried by the provisions of this Lease (including, without limitation, the Property Policy carried by Landlord, regardless of whether Landlord self-insures such coverage); provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

ARTICLE XI. DAMAGE OR DESTRUCTION

SECTION 11.1. RESTORATION.

(a) If the Premises or the Building or a part thereof are materially damaged by any fire, flood, earthquake or other casualty (including but not limited to, the contamination of the Premises and/or the Building by Hazardous Materials not caused or knowingly permitted by Tenant or by any Tenant Party which contamination renders the Premises unsafe for occupancy by Tenant), then Landlord shall have the right to terminate this Lease upon written notice to Tenant if: (i) Landlord reasonably determines that proceeds necessary to pay the full cost of repair is not available from Landlord’s Property Policy (regardless of whether Landlord self-insures such coverage), or from any earthquake insurance carried by Landlord, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant’s Share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an uncured monetary Event of Default by Tenant has occurred; or (iv) the material damage occurs during the final twelve (12) months of the Term. Landlord shall notify Tenant in writing (“Landlord’s Notice”) within sixty (60) days after the damage occurs as to (A) whether Landlord is terminating this Lease as a result of such material damage and (B) if Landlord is not terminating this Lease, the number of days within which Landlord has estimated that the Premises, with reasonable diligence, are likely to be fully repaired. In the event Landlord elects to terminate this Lease, this Lease shall terminate as of the date specified for termination by Landlord’s Notice (which termination date shall in no event be later than sixty (60) days following the date of the damage, or, if no such date is specified, such termination shall be the date of Landlord’s Notice).

(b) If Landlord has the right to terminate this Lease pursuant to Section 11.1(a) and does not elect to so terminate this Lease, and provided that at the time of Landlord’s Notice no uncured monetary Event of Default exists, then within twenty (20) days following delivery of Landlord’s Notice pursuant to Section 11.1(a), Tenant may elect to terminate this Lease by written notice to Landlord, but only if (i) Landlord’s Notice specifies that Landlord has determined that the Premises cannot be repaired, with reasonable diligence, within two hundred seventy (270) days after the date of damage or (ii) the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant’s continued use of the Premises. If Tenant fails to provide such termination notice within such twenty (20) day period, Tenant shall be deemed to have waived any termination right under this Section 11.1(b) or any other applicable law.

(c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to this Section 11.1 as a result of material damage to the Building or Premises resulting from a casualty, Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Subject to any provision to the contrary in the Work Letter, such repair by Landlord shall include repair of material damage to the Tenant Improvements constructed pursuant to the Work Letter, so long as insurance proceeds from insurance required to be carried by Tenant are made available to Landlord. Landlord shall have the right, but not the obligation, to repair or replace any other leasehold improvements made by Tenant or any Alterations (as defined in Section 7.3) constructed by Tenant. If Landlord elects to repair or replace such leasehold improvements and/or Alterations, all insurance proceeds available for such repair or replacement shall be made available to Landlord (to the extent expended for such repair and/or replacement by Landlord). Landlord shall have no liability to Tenant in the event that the Premises or the Building has not been fully repaired within the time period specified by Landlord in Landlord’s Notice to Tenant as described in Section 11.1(a). Notwithstanding the foregoing, the repair of damage to the Premises to the extent such damage is not material shall be governed by Sections 7.1 and 7.2.

(d) In the event the Lease is not terminated by Landlord or Tenant as provided in this Article XI, commencing on the date of such material damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the Basic Rent and Operating Expenses to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises, as reasonably determined by Landlord, provided that Tenant is then carrying the rental loss insurance required of Tenant pursuant to Exhibit D.

(e) Except as provided in Section 11.1(c), Landlord shall not be required to repair or replace any of Tenant’s furniture, trade fixtures or equipment or any Tenant Improvement or Alteration.

(f) Tenant shall fully cooperate with Landlord in removing Tenant’s personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant’s rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Building is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. For purposes of this Article XII, a material portion of the Building shall be enough that, in Tenant’s good faith judgment, the part of the Building that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. In the event title to a portion of the Building or Project, whether or not including a portion of the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the Basic Rent and Operating Expenses corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy all or any part of the Building for a period of not to exceed thirty (30) days.

SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building at no cost to Tenant; provided that if Landlord fails to make that substitution within fifteen (15) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

SECTION 13.1. SUBORDINATION. At the option of Landlord or any lender of Landlord’s that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default exists under this Lease, Tenant’s possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. Tenant shall execute and deliver any commercially reasonable documents or agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord’s successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all commercially reasonable instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred. Landlord shall use its reasonable diligence to obtain the instrument described in the foregoing from the holder of any ground or underlying lease and/or of any mortgage or deed of trust of record as of the execution of this Lease.

Within sixty (60) days of the execution hereof, as a condition precedent to Tenant’s obligations under this Lease, Landlord shall deliver to Tenant executed and notarized nondisturbance agreements in writing from any lenders whose debt is secured by all or a portion of the Project, in form and content provided for in the applicable underlying financing documents, stating that so long as Tenant is not in default under any of the terms, covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant’s rights nor Tenant’s possession of the Premises will be disturbed during the Term of this Lease or any extension thereof. Tenant shall reimburse Landlord for, or shall pay directly, all costs assessed by said lender (in excess of One Thousand Dollars ($1,000.00)) in connection with obtaining such nondisturbance agreement(s).

SECTION 13.2. ESTOPPEL CERTIFICATE.

(a) Tenant shall, at any time upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information regarding this Lease and/or Tenant’s occupancy of the Premises that Landlord or any purchaser or encumbrancer may reasonably require. Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project.

(b) Notwithstanding any other rights and remedies of Landlord, Tenant’s failure to deliver any estoppel statement required by the provisions of Section 13.2(a) above within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured Events of Default in Landlord’s performance, and (iii) not more than one month’s rental (excluding the Security Deposit) has been paid in advance.

SECTION 13.3. FINANCIALS.

(a) Tenant has delivered to Landlord prior to the execution of this Lease, and shall deliver to Landlord at any time upon not less than ten (10) business days prior written notice from Landlord, Tenant’s audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year for which such statements are available (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project (provided that Landlord shall require that any such proposed purchaser execute a confidentiality agreement, in commercially reasonable form, requiring that the Statement be kept confidential), and to any encumbrancer of all or any portion of the Building or Project (provided that Landlord shall request such encumbrancer to keep such Statements confidential). Notwithstanding the foregoing, in the event Tenant shall become a publicly-traded corporation whose stock is traded on a nationally recognized exchange or on NASDAQ, the “Statements” shall consist of Tenant’s most recently publicly disclosed financial statements.

(b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease, that no material adverse change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of, and for the periods presented in, such Statements provided to Landlord.

ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES

SECTION 14.1. TENANT’S DEFAULTS. In addition to any other breaches of this Lease which are defined as Events of Default in this Lease, the occurrence of any one or more of the following events shall constitute an Event of Default by Tenant:

(a) The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these Events of Default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b) The assignment, sublease, encumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.

(c) The discovery by Landlord that any of the Statements provided by Tenant was materially and adversely false.

(d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

(e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to have committed an Event of Default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within sixty (60) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within sixty (60) days; or (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(f) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this Section 14.1(f) is contrary to applicable law, the provision shall be of no force or effect.

SECTION 14.2. LANDLORD’S REMEDIES.

(a) If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1) The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;

(2) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s Event of Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys’ fees, and any other reasonable costs; and

(5) The term “rent” as used in the Lease shall be deemed to mean the Basic Rent, Tenant’s Share of Operating Expenses and any other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including, without limitation, any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in Sections 14.2(a)(i) (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 14.2(a)(i)(3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant’s full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

(c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy of any Event of Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the Event of Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure an Event of Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

SECTION 14.3. LATE PAYMENTS.

(a) Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant’s Share of Operating Expenses or any other payment due to Landlord under this Lease, that is not received by Landlord within five (5) days following the date due shall bear interest at the maximum per annum rate of ten percent (10%) not to exceed the rate permitted by law from the date due until fully paid. The payment of interest shall not cure any Event of Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant’s Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Basic Rent or Tenant’s Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days following the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment; provided, however, that Landlord shall waive such late fee in connection with the initial late payment by Tenant. Acceptance of a late charge alone by Landlord shall not constitute a waiver of Tenant’s Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

(b) Following each second installment of Basic Rent and/or the payment of Tenant’s Share of Operating Expenses within any twelve (12) month period that is not paid within five (5) days following the date due, Landlord shall have the option to require that beginning with the first payment of Basic Rent next due, Basic Rent and the Tenant’s Share of Operating Expenses shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance. Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier’s check or wire transfer. If any check for any payment to Landlord hereunder is returned by the bank for any reason, such payment shall not be deemed to have been received by Landlord and Tenant shall be responsible for any applicable late charge, interest payment and the charge to Landlord by its bank for such returned check. Nothing in this Section shall be construed to compel Landlord to accept Basic Rent, Tenant’s Share of Operating Expenses or any other payment from Tenant if there exists an Event of Default unless such payment fully cures any and all such Event of Default. Any acceptance of any such payment shall not be deemed to waive any other right of Landlord under this Lease. Any payment by Tenant to Landlord may be applied by Landlord, in its sole and absolute discretion, in any order determined by Landlord to any amounts then due to Landlord.

SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money due under this Lease, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant’s part and Tenant hereby grants Landlord the right to enter onto the Premises in order to carry out such performance. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts nor shall Landlord be responsible to Tenant for any damage caused to Tenant as the result of such performance by Landlord. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all reasonable sums paid by Landlord and all necessary incidental costs, together with interest at the per annum rate of ten percent (10%) not to exceed the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall provide Tenant with written notice and the appropriate cure period provided in this Lease before performing any act on behalf of Tenant.

SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of Landlord’s default under this Lease, Tenant’s sole remedies shall be to seek damages or specific performance from Landlord, provided that any damages shall be limited to Tenant’s actual out-of-pocket expenses and shall in no event include any consequential damages, lost profits or opportunity costs; provided, however, if Landlord fails to commence and diligently pursue a cure to its default with respect to an item or condition that threatens the health or safety of persons in or around the Building, Tenant may take all reasonable actions to resolve the issue and seek its actual out-of-pocket damages so incurred against Landlord. Tenant may resort to its sole remedies cumulatively or in the alternative.

SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any reasonable collection agency or other collection charges, shall be due and payable to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum not to exceed the maximum rate permitted by law. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this Section shall be determined by the trier of the facts.

SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

SECTION 14.8. SATISFACTION OF JUDGMENT. The respective obligations of Landlord and Tenant do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or Tenant, respectively or their constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project and no action for any deficiency may be sought or obtained by Tenant. The provisions of the foregoing sentence shall not apply, however, to: (i) proceeds from insurance coverage required of Landlord pursuant to Section 10.2 of this Lease, (ii) Landlord’s obligation to carry insurance coverage pursuant to Section 10.2 to the extent that Landlord elects to “self-insure” such coverage, and (iii) Landlord’s obligation to fund the Access Control Allowance, the Floor Surface Allowance and/or the Landlord’s Contribution (as defined in the Work Letter) pursuant to the applicable provisions of this Lease.

ARTICLE XV. END OF TERM

SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. Any period of time following the Expiration Date or earlier termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 15.3 (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant. If Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease and terminating thirty (30) days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that for the initial two (2) months of holdover the monthly Basic Rent shall be one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination, and thereafter the monthly Basic Rent shall be the greater of (a) one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination or (b) the then currently scheduled Basic Rent for comparable space in the Project. The acceptance by Landlord of monthly holdover rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due for any holdover by Tenant, unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Subject to the provisions of 7.3 of this Lease, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as of the date of substantial completion of the Tenant Improvements by Tenant or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property, trade fixtures (including, without limitation, laboratory benches and equipment and the Generators) and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the restoration of all electrical and plumbing facilities caused by such removal, the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage and the reasonable costs thereof shall be reimbursed by Tenant. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant’s personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord’s option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord following the Expiration Date or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset, except as expressly provided in this Lease, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant’s Share of Operating Expenses pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within five (5) business days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E (the “Rules and Regulations”), and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and Common Areas, provided that such additional rules and regulations do not materially decrease Tenant’s rights under this Lease or materially increase Tenant’s obligations under this Lease. Landlord shall use its commercially reasonable efforts to apply the Rules and Regulations uniformly and on a non-discriminatory basis, but Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant’s agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations, following written notice from Landlord and Tenant’s failure to cure pursuant to the applicable provisions of Section 14.1 above, shall constitute an Event of Default. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE XIX. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, and the transferee’s assumption of the obligations of the Landlord arising from and after the effective date of such transfer, the transferor shall be automatically relieved of all further obligations on the part of Landlord, (but shall not be relieved of any obligations or liabilities arising during its ownership of such interest in the Building or Project) and the transferor shall be relieved of any obligation to pay any funds in which Tenant has an interest to the extent that such funds have been turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE XX. INTERPRETATION

SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Any litigation commenced concerning any matters whatsoever arising out of or in any way connected to this Lease shall be initiated in the Superior Court of the county in which the Project is located.

SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach by either party of this Lease shall be deemed to have been waived by the other party unless the waiver is in a writing signed by such party. Subject to the express limitations and restrictions contained in this Lease, the rights and remedies of Landlord and Tenant under this Lease shall be cumulative and in addition to any and all other rights and remedies which such party may have.

SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent, or either party from the timely performance of any of their respective obligations under this Lease within such party’s reasonable control.

SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

SECTION 20.13. INTERPRETATION. This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2. CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY. The parties hereto represent and warrant that they are duly authorized to execute and deliver this Lease, and that this Lease is binding in accordance with its terms. If this Lease is not signed by two officers as provided in California Corporations Code Section 313, Tenant shall, at Landlord’s request, deliver a certified copy of its board of directors’ resolution, operating agreement or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose, by public filings or otherwise, the terms and conditions of this Lease (“Confidential Information”) to any third party, either directly or indirectly, without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. The foregoing restriction shall not apply if either: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order, (ii) independent legal counsel to Tenant advises that Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided however, that in such event, Tenant shall, before making any such disclosure (A) provide Landlord with prompt written notice of such required disclosure, (B) at Tenant’s sole cost, take all commercially reasonable steps to resist or narrow such requirement, including without limitation preparing and filing a request for confidential treatment of the Confidential Information and (C) if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. In addition, Tenant may disclose the terms of this Lease to prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease. Notwithstanding anything to the contrary, the restrictions contained in this Section 22.1 shall not apply to the filing of this Lease with the Securities and Exchange Commission in connection with any public offering of securities.

SECTION 22.2. [INTENTIONALLY DELETED]

SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations nor materially decrease the rights of Tenant, or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Building is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary’s deed of trust.

SECTION 22.5. [Intentionally Deleted]

SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the reasonable cost thereof shall be included within the definition of Project Costs.

LANDLORD:		TENANT:

THE IRVINE COMPANY		PROMETHEUS LABORATORIES INC.,
a California corporation

By:	/s/ William R. Halford	By:	/s/ Joseph M. Limber
	William R. Halford		Joseph M. Limber
	President, Office Properties		President and Chief Executive Officer

By:	/s/ Steven M. Case	By:	/s/ Michael V. Swanson
	Steven M. Case, Senior Vice President		Michael V. Swanson
	Leasing, Office Properties		Vice President, Finance
and Chief Financial Officer

THE IRVINE COMPANY

9410 Carroll Park Dr.

EXHIBIT A
to the Lease
Page 1 of 2

1

THE IRVINE COMPANY

9410 Carroll Park Dr.

EXHIBIT A
to the Lease
Page 2 of 2

1

SCHEDULE A

Landlord’s Work

Landlord shall repair and/or replace the following items located in or around the Building and Premises, insuring that such items are in good operating condition:

1.	Central plant

a.	Cooling tower system, loop chemistry and flow performance – Complete, subject to Note 1 below

b.	Boiler controls, burners and ignition integrity - Complete, subject to Note 1 below

i.	Chiller System #1 – Complete, subject to Note 1 below

ii.

Chiller System #2 – Landlord shall replace with a 180-ton Turbocor McQuay chiller system. Chiller System #2 shall be installed as the “Lead Chiller System”– To be completed within sixteen (16) weeks of Lease execution

c.	All circulating pumps - Complete, subject to Note 1 below

d.	Controls – Landlord has installed a new Siemens Control Panel. All points have been tested & verified. Complete, subject to Note 1 below.

2.	Building

a.	Air handlers drives/fans and controllers - Complete, subject to Note 1 below

b.	VAV distribution boxes performance and integrity in Existing Office Areas – Complete, subject to Note 1 below

c.	Reheat coils in Existing Office Areas - Complete, subject to Note 1 below

d.

Siemens Building Automation control system including a new computer & printer, software, supporting documentation including, but not limited to, programming printout with point locations and setpoints, loop control performance integrity in existing office areas - To be completed within four (4) weeks of Lease execution, subject to Note 1 below

e.	ADA Compliance Work as follows, to be completed within eight (8) weeks of Lease Execution:

i.	Lower grab bars in all handicapped stalls. Includes lowering flushometers and wall tile repair

ii.	Lower coat hooks. Plugs will be inserted into removed screw holes

iii.	Add U-shaped pulls

iv.	Lower feminine napkin dispensers. Screw holes to be patched

v.	Add deck-mounted soap dispensers

vi.	Adjust drinking fountains if required.

3.	Premises

a.	Provide functional trash/recycle container storage enclosures as set forth in Exhibit F – To be completed by July 30, 2005

b.	Provide functional Hazardous Materials storage enclosures as set forth in Exhibit F – To be completed by July 30, 2005

Note 1 – Landlord shall provide written notice of completion of these items after execution and delivery of the Lease. To ensure that the Premises’ existing HVAC system (consisting of the items in Section I above except for Chiller System #2 and the items in Section 2(a)-(d) above and referred to herein as the “Existing HVAC System”) is complete, Landlord shall run the Existing HVAC System for a 72-hour period to verify stable temperature control. Upon the successful completion of this test, Landlord may notify Tenant that the Existing HVAC System is complete. Should the Existing HVAC System fail to remain in good operating condition during the forty-five (45) day period after such written notice, Landlord shall repair this system, provide written notice that it is in good operating condition, and the forty-five (45) day period shall start over.

Schedule A to the Lease

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of January 25, 2010, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, (“Landlord”) and PROMETHEUS LABORATORIES INC., a California corporation (“Tenant”).

RECITALS

A.

Landlord (formerly known as The Irvine Company, a Delaware corporation) and Tenant are parties to that certain lease dated June 22, 2005 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 99,041 rentable square feet (the “Original Premises”) described as the 1st floor of the building located at 9410 Carroll Park Drive, San Diego, California (the “Building”).

B.

Tenant has requested that additional space containing approximately 11,000 rentable square feet on the mezzanine level (the “Mezzanine”) of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.

Expansion and Effective Date. Effective as of November 1, 2009 (the “Expansion Effective Date”), the Premises, as defined in the Lease, is increased from 99,041 rentable square feet on the 1st floor to 110,041 rentable square feet on the 1st floor and the Mezzanine level by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Expiration Date (i.e., December 31, 2012). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises or the Expansion Space, except as set forth herein or in the Lease.

II.	Basic Rent. In addition to Tenant’s obligation to pay Basic Rent for the Original Premises, Tenant shall pay Landlord Basic Rent for the Expansion Space as follows:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
11/1/09 – 12/31/09	$0.52	$5,720.00
1/1/10 – 12/31/10	$0.535	$5,885.00
1/1/11 – 12/31/11	$0.55	$6,050.00
1/1/12 – 12/31/12	$0.565	$6,215.00

All such Basic Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.

Project Costs and Property Taxes. For the period commencing on the Expansion Effective Date and ending on the Expiration Date, Tenant shall be obligated to pay Tenant’s Share of Property Taxes accruing in connection with the Expansion Space in accordance with the Lease. For the purposes of clarity, Tenant shall be responsible for the payment of supplemental Property Taxes assessed, if any, solely with respect to the addition of the square footage in the Expansion Space and not for any other improvements. Landlord represents and warrants that no other tenant in the Project has expanded its space during the term of this Lease for which Tenant has been assessed additional charges. Landlord acknowledges and agrees that if, in the future, any other tenant in the Project expands its space, Tenant shall not be responsible for any supplemental taxes or charges due to such expansion.

IV.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V.	Improvements to Expansion Space.

A.

Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.

Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 7.3 of the Lease. Landlord, to the best of the actual knowledge of the on-site project manager, Mark Breeden, has no actual knowledge of any failure of Tenant to comply with the terms and provisions contained therein. Nothing contained herein shall be deemed a representation by Landlord that Tenant has fully complied with Section 7.3 of the Lease.

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VI.	Parking. Tenant shall not be entitled to any additional parking spaces in connection with the Expansion Space.

VII.

SDN List. Tenant hereby represents and warrants that, to the best of its knowledge, neither Tenant nor any officer, director, controlling or managing partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).

VIII.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.

Restoration of Expansion Space. Upon Landlord’s request, Tenant shall restore the Expansion Space on or prior to the Expiration Date to its original condition, reasonable wear and tear excepted. Tenant’s out-of-pocket costs for such restoration shall not exceed $100,000.00. Notwithstanding the foregoing, in the event Tenant renews the Lease for a minimum of 3 years following the Expiration Date, Tenant’s restoration obligation set forth herein shall be waived.

B.

Payment and Notice. Landlord’s addresses for payment of rent and notices in accordance with Article I, Item 13 (Basic Lease Provisions) shall be deleted in their entirety and the following substituted in lieu thereof:

“Payment Address:

The Irvine Company LLC

Department #6421

Los Angeles, CA 90084-6421

Notice Address:

The Irvine Company LLC

9171 Towne Center Drive, Suite 140

San Diego, Ca 92122

Attn: Property Manager

with a copy of notices to:

THE IRVINE COMPANY LLC

P.O. Box 6370

Newport Beach, CA 92658-6370

Attn: Vice President, Operations,

Office Properties/San Diego”

IX.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.

Entire Agreement. This Amendment and the Lease embody the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.

Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.

Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.

Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

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F.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

G.

Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Amendment until the parties have executed and delivered the same to the other party.

H.

Nondisclosure of Terms. Tenant hereby acknowledges that the provisions of Section 22.1 of the Lease (Nondisclosure of Lease Terms) is hereby restated and in full force and effect relative to the terms and conditions of this Amendment and any other subsequent amendment, agreement, or other modification of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC,		PROMETHEUS LABORATORIES INC.,
a Delaware limited liability company		a California corporation

By:	/s/ Steven M. Case	By:	/s/ Joseph M. Limber
	Steven M. Case	Printed Name:	Joseph M. Limber
	Executive Vice President Office Properties	Title:	President & CEO

By:	/s/ Michael T. Bennett	By:	/s/ Mark E. Spring
	Michael T. Bennett	Printed Name:	Mark E. Spring
	Senior Vice President, Operations Office Properties	Title:	Sr VP Finance & CFO

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SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of October 5, 2011, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and PROMETHEUS LABORATORIES, INC., a California corporation (“Tenant”).

RECITALS

A.

Landlord (formerly known as The Irvine Company, a Delaware corporation) and Tenant are parties to that certain lease dated Jun 22, 2005 (“Original Lease”), which lease has been previously amended by a First Amendment dated January 25, 2010 (“First Amendment”, the Original Lease, as amended by the First Amendment, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 110,041 rentable square feet (the “Premises”) described as the 1st floor and the mezzanine level of the building located at 9410 Carroll Park Drive, San Diego, California (the “Building”).

B.	The Lease by its terms shall expire on December 31, 2012 (“Prior Expiration Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.

Extension. The Term of the Lease is hereby extended and shall expire on December 31, 2017 (“Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Expiration Date (“Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

II.	Basic Rent. As of the Extension Date, the schedule of Basic Rent payable with respect to the Premises during the Extended Term is the following:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
1/1/13 – 12/31/13	$0.80	$88,033.00
1/1/14 – 12/31/14	$0.84	$92,434.00
1/1/15 – 12/31/15	$0.87	$95,736.00
1/1/16 – 12/31/16	$0.91	$100,137.00
1/1/17 – 12/31/17	$0.95	$104,539.00

All such Basic Rent shall be payable by Tenant in accordance with the terms of the Lease.

Ill.

Building Costs and Property Taxes. For the period commencing on the Extension Date and ending on the Extended Expiration Date, Tenant shall be obligated to pay Tenant’s Share of Operating Expenses accruing in connection with the Premises in accordance with the terms of the Lease.

IV.

Additional Security Deposit. Provided that no Event of Default has occurred under any provision of the Lease, then effective as of the Extension Date, the Security Deposit held by Landlord as provided under Section 4.3 of the Lease as security for payment of rent and the performance of the other terms and conditions of the Lease by Tenant shall be reduced from $123,108.00 to $0.00. Landlord shall return to Tenant the Security Deposit in the amount of $123,108.00 within thirty (30) days after the Extension Date.

V.	Improvements to Premises.

A.

Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment or the Lease.

B.

Tenant Improvements. Effective as of the Extension Date Tenant shall be permitted to construct the Tenant Improvements for the Premises in accordance with the provisions of Exhibit A, Work Letter, attached hereto (“Work Letter’’) and may utilize the Landlord Contribution as set forth in the Work Letter.

VI.	Parking. Effective as of the Extension Date, Tenant shall continue to be entitled to 278 unreserved parking spaces in accordance with Section 6.4 of the Lease.

VII.

SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event

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Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

VIII.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.

Removal and Restoration. Notwithstanding any contrary provisions in the Lease, Tenant, shall not be required to remove or restore (i) the improvements existing within the Premises as of the date of the full and final execution of this Amendment or (ii) the Tenant Improvements (as defined in Exhibit A of this Amendment), if and to the extent approved in accordance with the terms and conditions set forth in Exhibit A of this Amendment, upon the earlier termination or expiration of this Lease, as amended.

B.

Alterations. Effective as of the Extension Date, Section 7.3 (Alterations) shall be amended by deleting the reference to “$50,000.00” in the second sentence and substituting “$60,000.00” in lieu thereof. In addition, Landlord agrees that Tenant shall not be responsible for the 5% supervision/management fee in connection with Cosmetic Alterations and further, Cosmetic Alterations, as defined, shall not be subject to the $60,000.00 annual limit of Alterations not requiring the consent of Landlord, however, they shall be included in the summary of Alterations made without Landlord’s consent as required by Section 7.3. As used herein, “Cosmetic Alterations” includes installing or replacing carpeting (or other types of flooring), or applying or touching up paint.

C.

Right to Extend. Tenant shall have an additional one time right to extend the Term of the Lease for an additional sixty (60) month period beyond the Extended Expiration Date, pursuant and subject to the terms and conditions of Section 3.3 (Right to Extend this Lease) of the Lease; except that such right shall be exercised, if at all, not less than nine (9) and not more than twelve (12) months prior to the Extended Expiration Date.

D.

Right of First Offer. Provided that no Event of Default has occurred under the Lease, Landlord hereby grants Tenant a right (“First Right”) to lease, during the initial Extended Term each of (i) approximately 23,455 rentable square feet of office space known as Suite No. 100, and/or (ii) approximately 18,351 rentable square feet of office space known as Suite No. 150 in the building located at 9339 Carroll Park Drive, San Diego, California and shown on Exhibit A hereto (each, “First Right Space”) in accordance with and subject to the provisions of this Section; provided that this First Right shall cease to be effective during the final 12 months of the Extended Term unless and until Tenant exercises its extension option set forth in Section VIII.C above (or is then negotiating alternate terms for the extension of the Lease). Except as otherwise provided below, prior to leasing each First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect and after determining that the existing tenant in the applicable First Right Space will not extend or renew the term of its lease, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit. Further, if the First Right is exercised by Tenant during the first eighteen (18) months of the Extended Term, Tenant shall not be required to provide any security deposit if (i) Tenant is not then otherwise required to provide any security deposit with respect to the then current Premises, and (ii) Tenant’s net worth at the time the First Right is exercised is not less than 90% of its net worth as of the date hereof. If Tenant exercises any First Right during the initial 18 months of the Extended Term, the term for the applicable First Right Space shall be for a term equal to the then unexpired portion of the Term of the Lease and the Economic Terms shall be upon the same economic terms as the original Premises leased hereunder (including without limitation, the applicable Monthly Rate per square foot as set forth in Section II above). If Landlord intends to lease other office space in addition to the First Right Space as part of a single transaction, then Landlord’s notice shall so provide and all such space shall collectively be subject to the provisions of this Section VIII.D. Within 5 business days after receipt of Landlord’s notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord’s notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such

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revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated Space to Tenant (or if Tenant exercises its right under Section VIII.D(i) above), then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 10 days. If either Tenant or Landlord fails to timely deliver such amendment the other party may specifically enforce their respective rights hereunder, and/or to pursue any other available legal remedy. Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to those certain extension or expansion rights previously granted by Landlord to any third party tenant in the Building, and Landlord shall in no event be obligated to initiate this First Right prior to leasing any portion of the First Right Space to the then-current occupant thereof. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with a Permitted Transfer of this Lease as described in Section 9.4 of the Lease). Any other attempted assignment or transfer shall be void and of no force or effect. Tenant’s election not to lease any Designated Space relating to one First Right Space shall not waive, limit, alter, or impair Tenant’s First Right with respect to the other First Right Space.

E.	Deleted Provision. Section VIII.A of the First Amendment (Restoration of Expansion Space) shall be deleted in its entirety and of no further force and effect.

IX.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.

Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.

Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.

Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.

Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

G.

Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

H.

Nondisclosure of Terms. Tenant hereby acknowledges that the provisions of Section 22.1 of the Lease (Nondisclosure of Lease Terms) are hereby restated in full force and effect relative to the terms and conditions of this Amendment and any other subsequent amendment, agreement, or other modification of the Lease (as well as the Lease itself).

(SIGNATURES TO FOLLOW ON NEXT PAGE)

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC,		PROMETHEUS LABORATORIES, INC.,
a Delaware limited liability company		a California corporation

By:	/s/ Douglas G. Holte	By:	/s/ JOSEPH M. LIMBER
	Douglas G. Holte	Printed Name:	JOSEPH M. LIMBER
	President	Title:	PRESIDENT & CEO
Office Properties

By:	/s/ Jeanne M. Lazar	By:	/s/ William Franzblau
	Jeanne M. Lazar	Printed Name:	William Franzblau
	Senior Vice President, Finance	Title:	Secretary
Office Properties

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EXHIBIT A

WORK LETTER

I.	TENANT IMPROVEMENTS

The tenant improvement work (“Tenant Improvements”) shall consist of any work required to complete the Premises pursuant to approved plans and specifications. Tenant shall employ its own architect and general contractor in constructing the Tenant Improvements, subject to Landlord’s reasonable prior approval. Notwithstanding the foregoing, if the Tenant Improvement work requires a permit from the City of San Diego, then the general contractor shall be selected and engaged by Tenant on the basis of a competitive bid involving 3 pre-selected general contractors reasonably approved by Landlord and Tenant. The Tenant Improvement work shall be completed by the general contractor with the lowest bid. The work shall be undertaken and prosecuted in accordance with the following requirements (provided that, to the extent Tenant elects to perform Tenant Improvements without applying the Landlord Contribution (defined below) to the payment of such Tenant Improvements, then (except with respect to Tenant’s right to apply the Landlord Contribution towards the Basic Rent Credit as set forth below) this Work Letter shall not apply, and Section 7.3 of the Lease shall be solely applicable to such Tenant Improvements, which shall constitute Alterations for all purposes thereunder):

A.

Concurrently with approval being granted by Tenant, the space plans, construction drawings and specifications for all improvements and finishes, together with any changes thereto for the Tenant Improvements, shall be submitted to Landlord (with samples as required) for review and approval by Landlord and its architect for the Project (as described in Article I of the Lease). In lieu of disapproving an item, Landlord may approve same on the condition that Tenant pay to Landlord, prior to the start of construction and in addition to all sums otherwise due hereunder, an amount equal to the cost, as reasonably estimated by Landlord, of removing and replacing the item upon the expiration or termination of the Lease. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution”, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.

B.	All construction drawings prepared by Tenant’s architect shall follow Landlord’s CAD standards, which standards shall be provided to Tenant or its architect upon request.

C.	Landlord shall, subject to the foregoing, approve or disapprove any submittal of plans or specifications by Tenant within 5 business days following receipt thereof by Landlord.

D.

Tenant shall use the electrical, mechanical, plumbing and fire/life safety engineers and subcontractors designated by Landlord. All other subcontractors shall be subject to Landlord’s reasonable approval.

E.	Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work, if any.

F.

Tenant’s general contractor and each of its subcontractors shall comply with Landlord’s requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction.

G.	A construction schedule shall be provided to Landlord prior to commencement of the construction work, and weekly updates shall be supplied during the progress of the work.

H.	Tenant shall give Landlord 10 days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted.

I.	Tenant and its general contractor shall attend weekly job meetings with Landlord’s construction manager for the Project.

J.

Upon substantial completion of the work, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Premises signed by Tenant’s architect, (ii) CAD files of the improved space compatible with Landlord’s CAD standards, (iii) a final punchlist signed by Tenant, (iv) final and unconditional lien waivers from all contractors and subcontractors, (v) a duly recorded Notice of Completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the “Close-out Package”). Should Tenant fail to provide complete CAD files compatible with Landlord’s standards as required herein, Landlord may cause its architect to prepare same and the cost thereof shall be reimbursed to Landlord by Tenant within ten (10) days of invoice therefor.

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K.	The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws.

L.	All of the provisions of the Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises prior to the Extension Date, except for the obligation of Tenant to pay rent.

M.	Notwithstanding anything herein to the contrary, Jones Lang Lasalle is hereby approved by Landlord to act as Tenant’s construction manager with respect to the Tenant Improvements.

Landlord shall not be liable in any way for any injury, loss or damage which may occur to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition therein. In no event shall Tenant’s failure to complete the Tenant Improvements extend the Commencement Date of the Lease.

II.	COST OF THE WORK

A.

On the Extension Date, Landlord shall provide to Tenant a tenant improvement allowance in the amount of $550,205.00 (the “Landlord Contribution”), with any excess cost to be borne solely by Tenant. The Landlord Contribution shall also be utilized to fund space planning and other architectural costs (including the reasonable cost charged by Landlord’s architect to review Tenant’s drawings and CAD files), construction costs, plan check and permit fees, and fees to Tenant’s construction manager. It is understood that Landlord shall be entitled to a supervision/administrative fee equal to 5% of such costs, which fee shall be paid from the Landlord Contribution; provided, however, if Landlord reasonably determines a permit from the City of San Diego is not required for the Tenant Improvement work, Tenant shall not be liable for such supervision/administrative fee. Notwithstanding the foregoing, Tenant may utilize the Landlord Contribution toward (i) the out-of-pocket expenses incurred by Tenant for furniture, fixtures and equipment (“FF&E Allowance”), or (ii) the next then due Basic Rent (“Basic Rent Credit”), and subsequent months (if applicable) until such amount is exhausted; provided Tenant delivers written notice to Landlord on or prior to March 31, 2013 of its election to apply such Landlord Contribution to the next then due Basic Rent. Should Tenant utilize the Landlord Contribution, or any portion thereof, for the FF&E Allowance, Tenant shall be reimbursed for such expenses by submitting copies of all supporting third-party invoices to Landlord by December 31, 2013. If Tenant elects to utilize any portion of the Landlord Contribution towards FF&E, Landlord shall reimburse Tenant in one installment for the FF&E Allowance within 30 days following receipt of all such invoices. Tenant understands and agrees that any portion of the Landlord Contribution, including the FF&E Allowance and/or the Basic Rent Credit, not utilized by Tenant by December 31, 2013, shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

B.

Landlord shall fund the Landlord Contribution (less deductions for the above-described supervision fee and charges of Landlord’s architect) in installments as and when costs are incurred and a payment request therefor is submitted by Tenant. Each payment request shall include a copy of all supporting invoices, conditional progress payment lien waivers (in the form prescribed by the California Civil Code) for labor and materials incorporated in such payment request, unconditional lien waivers (in the form prescribed by the California Civil Code) for labor and materials on the basis of which payment has previously been by Landlord, and pertinent back-up (including copies of Tenant’s payment checks to its contractors and suppliers). Landlord shall fund the payment request within 30 days following receipt of the application and supporting materials; provided that a 10% retention shall be held on payments to Tenant until Landlord receives the complete Close-out Package. The remaining balance of the Landlord Contribution shall be funded when Landlord receives the complete Close-out Package. Prior to any payment by Landlord hereunder, Tenant shall provide to Landlord in writing the address to which such payment is to be delivered, together with a complete copy of the construction contract(s) for the Tenant Improvements.

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THIRD AMENDMENT

THIS THIRD AMENDMENT (the “Amendment”) is made and entered into as of January 19th 2012, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and PROMETHEUS LABORATORIES INC., a California corporation (“Tenant”).

RECITALS

A.

Landlord (formerly known as The Irvine Company, a Delaware corporation) and Tenant are parties to that certain lease dated June 22, 2005 (“Original Lease”), which lease has been previously amended by a First Amendment dated January 25, 2010 (“First Amendment”) and a Second Amendment dated October 5, 2011 (“Second Amendment”), (the Original Lease, as amended by the First Amendment and Second Amendment, is hereinafter referred to as the Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 110,041 rentable square feet (the “Original Premises”) described as the 1st floor and the mezzanine level of the building located at 9410 Carroll Park Drive, San Diego, California (the “9410 Building”).

B.

Tenant has requested that additional space containing approximately 41,782 rentable square feet of space, described as the entire building located at 9449 Carroll Park Drive, San Diego, California, (the “9449 Building”) as shown on Exhibit A hereto (the “9449 Expansion Space”), be added to the Original Premises. A portion of the 9449 Expansion Space shall be used by Tenant to conduct its business operations (such portion, “9449 Office Space”), and the balance of the 9449 Expansion Space shall be used as storage space only (such portion, the “9449 Storage Space”).

C.

The Lease by its terms is scheduled to expire on December 31, 2017 (“Original Premises Expiration Date”) with respect to the Original Premises, and the parties desire to extend the Term of the Lease as to the 9449 Expansion Space only.

D.	Landlord and Tenant have agreed to amend the Lease to reflect the foregoing and other modifications to the Lease, subject and pursuant to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	9449 Expansion Effective Date.

A.

Effective as of June 1, 2012, subject to adjustment as set forth below (the “9449 Expansion Effective Date”) Landlord shall deliver sole and exclusive possession of the 9449 Expansion Space to Tenant, and upon such delivery: (i) the Original Premises, as defined in the Lease, is increased from 110,041 rentable square feet to 151,823 rentable square feet; and (ii) except as otherwise expressly set forth in this Amendment, the Original Premises and the 9449 Expansion Space, collectively, shall be deemed the “Premises” and the 9410 Building and the 9449 Building, collectively shall be deemed the “Building” (each as defined in and for all purposes under the Lease and this Amendment). With respect to the 9449 Expansion Space only, the Term shall commence on the 9449 Expansion Effective Date and end on the 9449 Expansion Expiration Date (hereinafter defined). During the Term as it so applies, the 9449 Expansion Space is subject to all the terms and conditions of the Lease (as modified hereby) except as expressly stated to the contrary herein and except that any allowances, abatements or other financial concessions granted with respect to the Original Premises shall not apply to the 9449 Expansion Space; provided that the foregoing shall not limit any such concessions which are expressly provided for herein with respect to the 9449 Expansion Space or expressly provided for in the Lease with respect to the Original Premises. For avoidance of doubt, the generality of the immediately previous sentence shall not be limited as a result of any provision of this Amendment which expressly confirms that certain provisions of the Lease shall be applicable to the 9449 Expansion Space.

B.

The 9449 Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the 9449 Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the 9449 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom.

II.

Extension. The Term of the Lease, as it applies to the 9449 Expansion Space only, is hereby extended and shall expire on May 31, 2020 (“9449 Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease or extended pursuant to the terms of this Amendment. That portion of the Term commencing the day immediately following the Original Premises Expiration Date (as such date may be extended pursuant to Section VII.D below) and ending on the 9449 Extended Expiration Date shall be referred to herein as the “9449 Extended Term”. During the 9449 Extended Term, the Original Premises shall no longer be deemed to be a part of the “Premises” and the 9410 Building shall no longer be deemed to be a part of the “Building” (each as used in the Lease or this Amendment), and Tenant shall have no further obligations under the Lease or this Amendment with respect to the Original Premises unless specifically set forth therein.

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Notwithstanding the foregoing, at all times during the Term, for purposes of Articles XI and XII of the Lease only, the term “Premises” shall be deemed not to be a collective reference to both of the Original Premises and the 9449 Expansion Space, and the term “Building” shall be deemed not to be a collective reference to each of the 9410 Building and the 9449 Building; for avoidance of doubt, in the event any damage, destruction, or taking occurs with respect to any of the 9410 Building or the 9449 Building (or any respective portions thereof, including any portion of the Premises located therein), the provisions of Article XI and/or Article XII, as applicable, shall apply solely to the applicable “Building” or portion of the Premises within such Building.

III.

Basic Rent for 9449 Expansion Space From and After the 9449 Expansion Effective Date. From and after the 9449 Expansion Effective Date, Tenant shall pay Basic Rent with respect to the 9449 Expansion Space pursuant to the following “Basic Rent Schedules”:

With respect to the 9449 Office Space only:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Minimum Monthly Basic Rent* *(assuming 24,000 rsf, and subject to adjustment as described in this Amendment)
9449 Expansion Effective Date — 5/31/13	$0.80	$19,200.00
6/1/13-5/31/14	$0.84	$20,160.00
6/1/14-5/31/15	$0.87	$20,880.00
6/1/15-5/31/16	$0.91	$21,840.00
6/1/16-5/31/17	$0.95	$22,800.00
6/1/17-5/31/18	$1.00	$24,000.00
6/1/18-5/31/19	$1.04	$24,960.00
6/1/19-5/31/20	$1.09	$26,160.00

With respect to the 9449 Storage Space only:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Maximum Monthly Basic Rent* *(assuming 17,782 rsf, and subject to adjustment as described in this Amendment)
9449 Expansion Effective Date — 5/31/13	$0.40	$7,113.00
6/1/13-5/31/14	$0.42	$7,468.00
6/1/14-5/31/15	$0.44	$7,824.00
6/1/15-5/31/16	$0.46	$8,180.00
6/1/16-5/31/17	$0.48	$8,535.00
6/1/17-5/31/18	$0.50	$8,891.00
6/1/18-5/31/19	$0.52	$9,247.00
6/1/19-5/31/20	$0.54	$9,602.00

All such Basic Rent shall be otherwise payable by Tenant in accordance with the terms of the Lease. Notwithstanding anything to the contrary in this Amendment, other than as it may be abated in accordance with this Amendment, Basic Rent for the 9449 Office Space shall not be less than the “Minimum Monthly Basic Rent” set forth in the 9449 Office Space Basic Rent Schedule above, and Basic Rent for the 9449 Storage Space shall not be more than the “Maximum Monthly Basic Rent” set forth in the 9449 Storage Space Basic Rent Schedule above, regardless of whether Tenant elects to configure the 9449 Expansion Space with less than 24,000 rentable square feet of 9449 Office Space or more than 17,782 rentable square feet of 9449 Storage Space. In the event Tenant elects to utilize more than 24,000 rentable square feet of the Premises as office space, the Minimum Monthly Basic Rent shall increase accordingly.

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Notwithstanding the above Basic Rent Schedules, as long as there has been no Event of Default by Tenant of the Lease, for the 2nd through 9th full calendar months of the Term immediately following the 9449 Expansion Effective Date (the “Abatement Period”), Tenant shall be entitled to an abatement of 8 full calendar months of Basic Rent with respect to the entire 9449 Expansion Space, as calculated pursuant to the foregoing schedules (the “Abated Basic Rent”). If an Event of Default by Tenant occurs under the Lease at any time during the Abatement Period, Tenant shall not be entitled to receive any further Abated Basic Rent. For avoidance of doubt, only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

IV.

Building Costs and Property Taxes. 9449 Expansion Space From Expansion Effective Date Through 9449 Extended Expiration Date. Tenant shall be obligated to pay Tenant’s Share of Project Costs and Property Taxes accruing in connection with the 9449 Expansion Space in accordance with the terms of the Lease through the 9449 Extended Expiration Date. With respect to the 9449 Expansion Space, Tenant’s Share for the Project is 39.12%.

V.	Additional Security Deposit. No security deposit shall be required in connection with this Amendment.

VI.	Improvements to 9449 Expansion Space.

A.

Condition of 9449 Expansion Space. Tenant has inspected the 9449 Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.

Any construction, alterations or improvements to the 9449 Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and reasonably approved by Landlord and shall be governed in all other respects by the provisions of Section 7.3 of the Lease, except that Tenant shall not be required to remove or replace any such construction, alterations, or improvements unless same: (i) are Non-Standard Improvements; or (ii) are a skylight, vertical shaft, or an addition to the 9449 Building, and at the time Landlord grants its approval for same, Landlord notifies Tenant that it shall be required to remove same on the 9449 Extended Expiration Date.

C.

Landlord warrants to Tenant that the windows and seals, roof and heat pumps serving the 9449 Expansion Space (collectively, the “9449 Systems”) are in good working order as of the 9449 Expansion Effective Date. Provided that, if Tenant shall notify Landlord within 12 months following the 9449 Expansion Effective Date that any of the 9449 Systems are not in good working order and such condition is not caused by the negligence or willful misconduct of Tenant Parties, then such 9449 Systems shall be either replaced or repaired by Landlord such that they are in good operating condition (except that Tenant shall have 24 months following the 9449 Expansion Effective Date to notify Landlord of any such issues related to heat pumps). Any such compliance work required for the above, whether discovered prior to acceptance of the 9449 Expansion Space or during Tenant’s tenant improvement work, may be performed by Landlord concurrently with Tenant’s tenant improvement work (but shall not unreasonably interfere therewith) and such costs shall be at Landlord’s sole expense and shall not be included within Operating Expenses. In addition, Landlord warrants to Tenant that the fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the 9449 Expansion Space (“Other 9449 Systems”) shall be in good operating condition as of the day the 9449 Expansion Space are delivered to Tenant, and Tenant shall have thirty (30) days following the 9449 Expansion Effective Date to notify Landlord that any of the 9449 Systems are not in good working order; and provided that such condition is not caused by the negligence or willful misconduct of Tenant Parties, Landlord shall promptly repair or replace any such Other 9449 Systems at its sole cost and expense which shall not be included within Operating Expenses (and otherwise subject to the same conditions as set forth above for compliance work related to the 9449 Systems).

VII.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.

Parking. Notwithstanding any contrary provision in Section 6.4 (Parking) of the Lease, (i) effective as of the 9449 Expansion Effective Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, an additional one hundred-sixty (160) unreserved parking spaces at the 9449 Building, at no additional cost to Tenant through the 9449 Extended Expiration Date.

B.

SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control. In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

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C.

Uses. Tenant acknowledges and agrees that notwithstanding the terms and conditions of Article I (Basic Lease Provisions)—Item 3 (Use of Premises) and the provisions of Article V (Uses), Tenant shall use only the 9449 Office Space for general office, manufacturing, laboratory, and warehouse purposes consistent with the Permitted Use set forth in Item 3 of the Basic Lease Provisions. Tenant’s architect, at Tenant’s sole cost and expense, shall promptly undertake a comprehensive evaluation of the Tenant’s initial intended use, (which shall be completed no later than December 31, 2011) which shall include, but shall not be limited to, addressing such issues as exiting requirements mandated by the City of San Diego and other code requirements, in determining the exact allocation of the 9449 Expansion Space between the 9449 Office Space and the 9449 Storage Space. The final space measurements of the initial configuration of the 9449 Office Space and 9449 Storage Space shall be reasonably determined by Landlord’s architect. Landlord’s determination of the rentable square footage of the 9449 Expansion Space allocation and applicable Basic Rent shall be conclusive. Landlord and Tenant shall promptly thereafter execute and deliver to each other a confirmation letter or amendment confirming such measurements and the Basic Rent initially due and payable with respect to the 9449 Office Space and the 9449 Storage Space in accordance with Section III.A above.

At any time and from time to time during the Term as it applies to the 9449 Expansion Space, Tenant, upon no less than thirty (30) days prior written notice to Landlord, may expand the portion of the 9449 Expansion Space allocated to the 9449 Storage Space; provided that Landlord shall first review and approve any proposed tenant improvements which may be required for any such reconfiguration (which review and approval shall not be unreasonably withheld, conditioned, or delayed), and which shall be otherwise subject to the terms and conditions of the Lease and completed within one hundred-fifty (150) days following Tenant’s receipt of Landlord’s approval thereto. Promptly following such completion, the final space measurements of the configuration of the 9449 Office Space and 9449 Storage Space shall be re-measured and confirmed in the same manner as the 9449 Expansion Space and 9449 Storage Space, together with a reallocation of Basic Rent due for the 9449 Expansion Space, pursuant to the foregoing paragraph.

Tenant may not convert any 9449 Office Space to 9449 Storage Space.

D.

Right To Extend—9449 Expansion Space. Tenant shall have a one-time right to extend the 9449 Extended Term to December 31, 2022 (i.e. co-terminus with the Original Premises), pursuant and subject to the terms and conditions of Section 3.3 of the Lease (Right to Extend the Lease), as amended, except that (i) such right shall be exercised, if at all, not less than nine (9) and not more than twelve (12) months prior to the 9449 Extended Expiration Date and (ii) the rental rate during the extended term shall be based on the fair market value for similar age and design “R&D” buildings in the immediate surrounding area, excluding the tenant improvements [in the 9449 Expansion Space or 9449 Building] that Tenant has incurred the cost of installing. Upon such extension, as used herein, the “9449 Extended Expiration Date” shall mean the 9449 Extended Expiration Date as extended.

E.	Emergency Generator.

1) During the Term as it applies to the 9449 Expansion Space, as extended from time to time, Tenant shall have the right to install a supplemental emergency generator (the “Generator”) to provide emergency additional electrical capacity to the 9449 Building. The Generator shall be placed at a location at the 9449 Building designated by Tenant and reasonably approved by Landlord. Notwithstanding the foregoing, Tenant’s right to install the Generator shall be subject to: (i) Landlord’s reasonable approval of the manner in which the Generator is installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator; and (ii) the covenants, conditions and restrictions of record applicable to the Project, architectural review and any necessary approval by the local municipality and county governments or agencies having authority and jurisdiction over such matters. Landlord shall have the right to require Tenant to provide a reasonably acceptable enclosure (e.g. wood fencing and landscaping) to hide or disguise the existence of the Generator and to minimize any adverse effect that the installation of the Generator may have on the appearance of the 9449 Building and Project. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory permits and approvals and for the cost of installing, operating, maintaining, repairing and removing the Generator. Tenant shall also be responsible for the cost of all utilities consumed and utility connections required in the operation of the Generator.

2) Tenant shall be responsible for assuring that the installation, maintenance, repair, operation and removal of the Generator does not damage the 9449 Building or Project and Tenant shall be responsible for any damages caused thereby. For avoidance of doubt, the installation, maintenance, operation, repair or removal of the Generator shall be subject to the indemnity provisions set forth in Section 10.3 of the Lease.

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3) Tenant shall be responsible for the installation, operation, repair, cleanliness, maintenance and removal of the Generator and appurtenances, all of which shall remain the personal property of Tenant and shall be removed by Tenant at its own expense as of the 9449 Extended Expiration Date or any earlier expiration or termination of Tenant’s right to possession of the 9449 Expansion Space in accordance with the Lease and this Amendment. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant agrees to maintain the Generator, including without limitation, any enclosure installed around the Generator, in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator so as to keep such enclosure in good condition.

4) Tenant, subject to the reasonable rules and regulations enacted by Landlord, shall have unlimited access to the Generator and its surrounding area for the purpose of installing, operating, repairing, maintaining, using and removing the Generator.

5) Tenant shall only test the Generator before or after normal business hours.

6) Notwithstanding anything in this Amendment or the Lease to the contrary, Tenant may use the Generator for its intended purpose as and when needed (as reasonably determined by Tenant), without any restriction or hindrance from Landlord or any other tenant, subject only to applicable Laws and unreasonable disturbances to other tenants in the Project.

F.

Signs. The terms and conditions of Section 5.2 of the Lease (“Signs”) shall be applicable to Tenant’s leasing of the 9449 Building and its rights to place any monument, building top and entry door signage in, on or around the 9449 Building during the 9449 Extended Term; such rights, shall be exclusive to Tenant with respect to the top of the 9449 Building and at no additional cost to Tenant; provided, however, that in the case of any sublease or assignment by Tenant (other than a Permitted Transfer), Landlord shall have the right to reasonably approve any signage to be placed on the top of the 9449 Building by any applicable subtenant or assignee.

G.

Hazardous Materials. The terms and conditions of Section 5.3 of the Lease (“Hazardous Materials”) shall be applicable to Tenant’s leasing of the 9449 Building during the 9449 Extended Term, and in addition to its other obligations under Sections 5.3(f) and 10.3(b), Landlord shall indemnify the Tenant Parties for any losses, damages, judgments, fines, demands, claims, recoveries, and costs sustained or incurred by such Tenant Parties, arising directly or indirectly as a result of any Hazardous Materials conditions described in Section 5.3(f) (and such indemnification obligations shall survive as a part of Section 10.3(b) of the Lease).

H.

Rooftop Rights. The terms and conditions of Section 7.6 of the Lease (“Communications Equipment”) shall be applicable to Tenant’s leasing of the 9449 Building during the 9449 Extended Term; except that, such License shall be exclusive to Tenant and applicable to the entire rooftop of the 9449 Building; and provided, however, in the case of any sublease or assignment by Tenant (other than a Permitted Transfer), Landlord shall have the right to reasonably approve any Antenna or other equipment to be placed on the top of the 9449 Building by any applicable subtenant or assignee.

I.

Insurance. Tenant shall be permitted to provide the insurance required under the Lease by obtaining a blanket policy or policies to be maintained by Tenant and/or Nestle S.A. (“Tenant’s Parent Company”). The coverages afforded to Landlord and Landlord’s lenders under this Lease shall in no way be limited, diminished, or reduced under such blanket policy or policies. All or any portion of the coverages Tenant is required to maintain under the Lease may be maintained under policies that include deductibles larger than those otherwise required pursuant to the Lease, including, without limitation, as set forth on Exhibit D thereof, as long as the net worth and net current assets of Tenant’s Parent Company each exceed $75,000,000.00. Further, for so long as such insurance is maintained by a blanket policy or policies as described in this Section, the last sentence of paragraph 4 of Exhibit D of the Lease shall not be applicable or binding upon Tenant.

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VIII.	GENERAL.

A.

Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment. If there is any conflict between the terms and conditions of the Lease and this Amendment, this Amendment shall govern and control.

B.	Entire Agreement. The Lease, as amended by this Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant.

C.

Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same Amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.

Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.

Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

G.

Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC,		PROMETHEUS LABORATORIES INC.,
a Delaware limited liability company		a California corporation

By:	/s/ Steven M. Case	By:	/s/ Joseph M. Limber
	Steven M. Case	Printed Name:	Joseph M. Limber
	Executive President	Title:	President, CEO
Office Properties

By:	/s/ Michael T. Bennett	By:	/s/ Peter Westlake
	Michael T. Bennett	Printed Name:	Peter Westlake
	Senior Vice President, Operations	Title:	CFO
Office Properties

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FOURTH AMENDMENT

THIS FOURTH AMENDMENT (the “Amendment”) is made and entered into as of May 9, 2016, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and PROMETHEUS LABORATORIES INC., a California corporation (“Tenant”).

RECITALS

A.

Landlord (formerly known as The Irvine Company, a Delaware corporation) and Tenant are parties to that certain lease dated June 22, 2005 which lease has been previously amended by a First Amendment dated January 25, 2010, a Second Amendment dated October 5, 2011 (“Second Amendment”) and a Third Amendment dated January 19, 2012 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 151,823 rentable square feet (the “Premises”) described as the 1st floor and the mezzanine level of the building located at 9410 Carroll Park Drive, San Diego, California (the “9410 Building”) comprising approximately 110,041 rentable square feet and the entire building located at 9449 Carroll Park Drive, San Diego, California (the “9449 Building”) comprising approximately 41,782 rentable square feet.

B.

The Lease by its terms is scheduled to expire on December 31, 2017 (the “Second 9410 Expiration Date”) with respect to the 9410 Building only and the parties desire to extend the Term of the Lease as to the 9410 Building only.

C.	Landlord and Tenant have agreed to amend the Lease to reflect the foregoing and other modifications to the Lease, subject to and pursuant to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.

Extension. The Term of the Lease, as it applies to the 9410 Building only, is hereby extended and shall expire on December 31, 2022 (“Second 9410 Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Second 9410 Expiration Date (“Second 9410 Extension Date”) and ending on the Second 9410 Extended Expiration Date shall be referred to herein as the “Second 9410 Extended Term”.

II.	Basic Rent for the 9410 Building. As of the Second 9410 Extension Date, the schedule of Basic Rent payable with respect to the 9410 Building during the Second 9410 Extended Term is the following:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
1/1/18 to 12/31/18	$1.40	$154,057.00
1/1/19 to 12/31/19	$1.46	$160,660.00
1/1/20 to 12/31/20	$1.53	$168,363.00
1/1/21 to 12/31/21	$1.60	$176,066.00
1/1/22 to 12/31/22	$1.67	$183,768.00

All such Basic Rent shall be payable by Tenant in accordance with the terms of the Lease.

Ill.

Project Costs and Property Taxes for 9410 Building. During the Second 9410 Extended Term, Tenant shall be obligated to pay Tenant’s Share of Project Costs and Property Taxes accruing in connection with the 9410 Building in accordance with the terms of the Lease.

IV.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V.	Improvements to Premises.

A.

Condition of 9410 Building. Tenant is in possession of the 9410 Building and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.

Alterations. Any construction, alterations or improvements to the 9410 Building shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 7.3 of the Lease.

VI.

Parking. Notwithstanding any contrary provision in Section 6.4 (Parking) of the Lease, effective as of the Second 9410 Extension Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, 278 unreserved parking passes at the 9410 Building at no cost to Tenant through the Second 9410 Extended Term.

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VII.

SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

VIII.

Right to Extend. Tenant shall have an additional one time right to extend the Term of the Lease with respect to the 9410 Building for an additional sixty (60) month period beyond the Second 9410 Extended Expiration Date, pursuant to and subject to the terms and conditions of Section 3.3 (Right to Extend this Lease) of the Lease; except that such right shall be exercised, if at all, not less than nine (9) and not more than twelve (12) months prior to the Second 9410 Extended Expiration Date.

IX.	Deleted Provision. Section VIII(d) of the Second Amendment (Right of First Offer) shall be deleted in its entirety and of no further force or effect.

X.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.

Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.

Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.

Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.

Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.

Certified Access Specialist. As of the date of this Amendment, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

G.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

H.

Brokers. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Hughes Marino, Inc. (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

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I.

Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

J.

Nondisclosure of Terms. Tenant hereby acknowledges that the provisions of Section 22.1 of the Lease (Nondisclosure of Lease Terms) are hereby restated in full force and effect relative to the terms and conditions of this Amendment and any other subsequent amendment, agreement or other modification of the Lease (as well as the Lease itself).

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:
THE IRVINE COMPANY LLC,	PROMETHEUS LABORATORIES INC.,
a Delaware limited liability company	a California corporation

By	/s/ Douglas G. Holte	By:	/s/ Cathy Kerzner

Douglas G. Holte	Printed Name:	Cathy Kerzner

Division President,	Title:	President and CEO
Office Properties

By	/s/ Steven M. Case	By:	/s/ Peter Westlake

Steven M. Case,	Printed Name:	Peter Westlake

Executive Vice President,	Title:	CFO
Office Properties

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